Exhibit 10.1

DATED JULY 30, 2007

LOAN AGREEMENT
for a
US$35,000,000 Loan
to
GRASMERE MARITIME LIMITED,
ULLSWATER MARITIME LIMITED
and
WINDERMERE MARITIME LIMITED

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger
KfW

Swap Bank
KfW

Agent
KfW

Security Trustee
KfW

Contents

Clause		Page
1	Purpose and definitions	1
2	The Commitment and the Advances	13
3	Interest and Interest Periods	14
4	Repayment and prepayment	16
5	Fees, commitment commission and expenses	20
6	Payments and taxes; accounts and calculations	20
7	Representations and warranties	22
8	Undertakings	26
9	Conditions	31
10	Events of Default	32
11	Indemnities	35
12	Unlawfulness and increased costs	36
13	Security, set off and pro-rata payments	38
14	Accounts	40
15	Assignment, substitution and lending office	40
16	Agent and Security Trustee	42
17	Notices and other matters	43
18	Governing law and jurisdiction	45

THIS AGREEMENT is dated	2007 and made BETWEEN:

(1)	GRASMERE MARITIME LIMITED, ULLSWATER MARITIME LIMITED and WINDERMERE MARITIME LIMITED as joint and several Borrowers;

(2)	the banks and financial institutions whose names and addresses are set out in Schedule 1 (the “Banks”);

(3)	KfW, a public law institution established under the laws of Germany whose office is at Palmengartenstrasse 5-9, D60325, Frankfurt am Main, Federal Republic of Germany, as arranger;

(4)	KfW, a public law institution established under the laws of Germany whose office is at Palmengartenstrasse 5-9, D60325, Frankfurt am Main, Federal Republic of Germany, as swap bank;

(5)	KfW, a public law institution established under the laws of Germany whose office is at Palmengartenstrasse 5-9, D60325, Frankfurt am Main, Federal Republic of Germany, as agent; and

(6)	KfW, a public law institution established under the laws of Germany, whose office is at Palmengartenstrasse 5-9, D60325, Frankfurt am Main, Federal Republic of Germany, as security trustee.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, in three (3) Advances, a loan of up to thirty five million Dollars ($35,000,000) for the purpose of financing part of the cost of the purchase of the Ships.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means Fortis Bank (Nederland) N.V., whose office is at Coolsingel 93, P.O. Box 749, 3000 AS Rotterdam (or of such other address as may last have been notified to the other parties to this Agreement) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;

“Account Pledge” means the pledge executed (or as the context may require) to be executed by the Corporate Guarantor in favour of the Security Trustee (as security trustee on behalf of the Creditors) in respect of the Earnings Account in substantially the form set out in Schedule 12 or otherwise in a form and substance acceptable to the Agent in its sole discretion;

“Advance” means each borrowing of a proportion of the Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing and means:

(a)	in relation to GRASMERE, the Grasmere Advance;

(b)	in relation to ULLSWATER, the Ullswater Advance; or

(c)	in relation to WINDERMERE, the Windermere Advance,

and “Advances” means all of them;

“Agency Agreement” means the agency agreement executed or (as the context may require) to be executed between the Agent and the Creditors in the agreed form;

“Agent” means KfW, whose office is at Palmengartenstrasse 5-9, D60325, Frankfurt am Main, Federal Republic of Germany (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent to the Creditors pursuant to the Agency Agreement (and includes its successors in title);

“Arranger” means KfW, whose office is at Palmengartenstrasse 5-9, D60325, Frankfurt am Main, Federal Republic of Germany (or such other address as may last have been notified to the other parties of this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Assignee” has the meaning ascribed thereto in clause 15.3;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Frankfurt am Main, Rotterdam and New York City (or any other relevant place of payment under clause 6);

“Banks” means the banks and financial institutions listed in Schedule 1 and includes their respective successors in title and Assignees and Substitutes and “Bank” means any of them;

“Borrowed Money” means Indebtedness in respect of (a) money borrowed or raised and debit balances at banks, (b) any bond, note, loan stock, debenture or similar debt instrument, (c) acceptance or documentary credit facilities, (d) receivables sold or discounted (otherwise than on a non-recourse basis), (e) deferred payments for assets or services acquired, (f) finance leases and hire purchase contracts, (g) swaps, forward exchange contracts, futures and other derivatives, (h) any other transaction (including, without limitation, forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (b) to (g) above and (i) guarantees in respect of Indebtedness of any person falling within any of (a) to (h) above;

“Borrower” means:

(a)	in relation to the GRASMERE, the Grasmere Borrower;

(b)	in relation to the ULLSWATER, the Ullswater Borrower; or

(c)	in relation to the WINDERMERE, the Windermere Borrower,

and “Borrowers” means all of them;

“Borrowers' Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by any of the Borrowers at such time;

“Borrowers’ Group” means the Borrowers and their Related Companies;

“Charter” means in respect of a Ship any time or consecutive voyage charter with a duration in excess of twelve (12) months entered into by a Borrower with a charterer acceptable to the Agent;

“Charter Assignment” means in respect of a Ship a specific assignment of the Charters (as defined in the Corporate Guarantee) and any Charter in respect of a Ship executed or (as the context may require) to be executed by a Borrower in favour of the Agent (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 10;

“Classification” means:

(a)
in relation to the GRASMERE, the classification denomination allocated to this Ship by the Classification Society (with the approval of the Agent) at the time of its acquisition by the relevant Borrower;

(b)
in relation to the ULLSWATER, the classification denomination allocated to this Ship by the Classification Society (with the approval of the Agent) at the time of its acquisition by the relevant Borrower; or

(c)
in relation to the WINDERMERE, the classification denomination allocated to this Ship by the Classification Society (with the approval of the Agent) at the time of its acquisition by the relevant Borrower, with the Classification Society or such other classification as the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents

“Classification Society” means Nippon Kaiji Kyokai or such other classification society which is a member of the International Association of Classification Societies which the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower's Ship for the purposes of the relevant Ship Security Documents;

“Commitment” means the amounts which the Banks have agreed to lend or make available to the Borrowers under clause 2.1 as reduced by any relevant term of this Agreement;

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Contract” means:

(a)	in relation to the GRASMERE, the Grasmere Contract;

(b)	in relation to the ULLSWATER, the Ullswater Contract; or

(c)	in relation to the WINDERMERE, the Windermere Contract,

and “Contracts” means all of them;

“Contract Price” means:

(a)	in relation to the GRASMERE, the Grasmere Contract Price;

(b)	in relation to the ULLSWATER, the Ullswater Contract Price; or

(c)	in relation to the WINDERMERE, the Windermere Contract Price;

“Contribution” means, in relation to each Bank, the principal amount of the Loan owing to such Bank at any relevant time;

“Corporate Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in the form set out in Schedule 6;

“Corporate Guarantor” means MC Shipping Inc. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Creditors” means, together, the Arranger, the Agent, the Swap Bank, the Security Trustee and the Banks and “Creditor” means any of them;

“Credit Support Document” has the meaning given to that expression in Section 14 of the Master Swap Agreement and as set out in Part 4, paragraph (g) of the Schedule to the Master Swap Agreement;

“Credit Support Provider” means any person defined as such in the Master Swap Agreement pursuant to Section 14 of the Master Swap Agreement;

“Deed of Covenant” means:

(a)	in relation to the GRASMERE, the Grasmere Deed of Covenant;

(b)	in relation to the ULLSWATER, the Ullswater Deed of Covenant; or

(c)	in relation to the WINDERMERE, the Windermere Deed of Covenant,

and “Deeds of Covenants” means all of them;”

“Default” means any Event of Default or any event or circumstance with which the giving of notice or lapse of time or satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery Date” means:

(a)	in relation to the GRASMERE, the date on which the GRASMERE is delivered to the Grasmere Borrower in accordance with the Grasmere Contract;

(b)	in relation to the ULLSWATER, the date on which the ULLSWATER is delivered to the Ullswater Borrower in accordance with the Ullswater Contract; or

(c)	in relation to the WINDERMERE, the date on which the WINDERMERE is delivered to the Windermere Borrower in accordance with the Windermere Contract;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in US dollars);

“Drawdown Date” means any date, being a Banking Day falling during the Drawdown Period, on which an Advance is, or is to be, made;

“Drawdown Notice” means, in relation to each Advance, a notice in substantially the form of Schedule 2 in respect of such Advance;

“Drawdown Period” means the period commencing on the date of this Agreement and ending on the Termination Date or the period ending on such earlier date (if any) on which (a) the aggregate amount of the Advances is equal to the Commitment or (b)  the Commitment is reduced to zero pursuant to clauses 4.4, 10.1, or 12;

“Earnings” means, in relation to each Ship, all moneys whatsoever from time to time due or payable to the relevant Borrower during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the relevant Borrower in the event of requisition of such Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Ship and any sums recoverable under any loss of earnings insurance;

“Earnings Account” means an interest bearing Dollar account of the Corporate Guarantor opened or (as the context may require) to be opened with the Account Bank with account number 0255119062 with Account Reference MC Shipping-B and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Earnings Account for the purposes of this Agreement;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including,  without limitation, title transfer and/or retention arrangements having a similar effect);

“Environmental Claim” means:

(a)	any and all enforcement, clean-up, removal or other governmental or regulatory action or order or claim instituted or made pursuant to any Environmental Law or resulting from a Spill; or

(b)	any claim made by any other person relating to a Spill;

“Environmental Incident” means any Spill:

(a)	from any Fleet Vessel; or

(b)	from any other vessel in circumstances where:

(i)
any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(ii)	any Fleet Vessel may be arrested or attached in connection with any such Environmental Claims;

“Environmental Laws” means all laws, regulations and conventions concerning pollution or protection of human health or the environment;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Flag State” means the Commonwealth of the Bahamas or such other state or territory designated in writing by the Agent, at the request of a Borrower, as being the “Flag State” of such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Fleet Vessel” means each of the Ships and any other vessel owned, operated, managed or crewed by any member of the Borrowers’ Group;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“GRASMERE” means the 1997-built, 7,200 cbm LPG carrier “GRASMERE” with IMO number 9148609 owned on the date of this Agreement by the Grasmere Seller and registered on the Singapore flag and to be registered on its Delivery Date through the Registry under the laws and flag of the Flag State;

“Grasmere Advance” means an Advance of up to twelve million five hundred thousand Dollars ($12,500,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the purchase price of GRASMERE pursuant to the Grasmere Contract;

“Grasmere Borrower” means Grasmere Maritime Limited of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Grasmere Contract” means the memorandum of agreement dated 12 June 2007 (as amended by addendum No. 1 dated 18 June 2007) and made between the Grasmere Borrower and the Grasmere Seller relating to the sale by the Grasmere Seller and the purchase by the Grasmere Borrower of the GRASMERE;

“Grasmere Contract Price” means the purchase price under the Grasmere Contract, being fourteen million four hundred thousand Dollars ($14,400,000) or such lesser sum in Dollars as may be payable by the Grasmere Borrower to the Grasmere Seller pursuant to the Grasmere Contract;

“Grasmere Deed of Covenant” means the deed of covenant collateral to the Grasmere Mortgage executed or (as the context may require) to be executed by the Grasmere Borrower in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 8;

“Grasmere Management Agreement” means the agreement made or (as the context may require) to be made between the Grasmere Borrower and the Manager in a form previously approved by the Agent providing (inter alia) for the Manager to manage the GRASMERE;

“Grasmere Manager’s Undertaking” means the manager’s undertaking in respect of the GRASMERE executed or (as the context may require) to be executed by the Manager in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 9;

“Grasmere Mortgage” means the first priority Bahamas mortgage of the GRASMERE executed or (as the context may require) to be executed by the Grasmere Borrower in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 7;

“Grasmere Seller” means Snow Shipping Pte Ltd. Of 460 Alexandra Road, #30-04 PSA Building, Singapore 119963, Singapore, and includes its successors in title;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to any Advance or, as the case may be, the Loan, each period for the calculation of interest in respect of such Advance or the Loan ascertained in accordance with clauses 3.2 and 3.3;

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization and incorporated into Safety of Life at Sea Convention;

“ISSC” means in respect of a Ship an International Ship Security Certificate issued in respect of such Ship pursuant to the ISPS Code;

“LIBOR” means, in relation to a particular period:

(a)
the rate per annum that appears on Reuters at or about 11.00 a.m. (London time) two Banking Days before the commencement of that period for deposits in Dollars in an amount comparable with the relevant sum for a period equivalent to such period for delivery on the first Banking Day of such period; or

(b)
if no display rate is quoted on the Reuters Screen for Dollars, the arithmetic mean (rounded upwards to the nearest one sixteenth of one per cent (1/16%)) of the rates per annum offered to the Banks by leading banks in the London Interbank Market at or about 11.00 a.m. London time two Banking Days before the commencement of that period for the offering of deposits in Dollars of an amount comparable with the relevant sum at the commencement of such period for a period comparable with such period fixed for its duration;

and, for the purposes of this definition, "Reuters" means the display designated as Page “LIBOR 01” on the Reuters Service (or other such page as may replace Page 01 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars) provided that if the Borrowers shall at any time enter into any Transaction(s) under the Master Swap Agreement, LIBOR shall (during the period when any such Transaction(s) are effective and for an amount equal to the notional amount of such Transaction(s)) be the rate for deposits in Dollars for a period equivalent to such period at or about 11 a.m. on the second Banking Day before the first day of such period as displayed on Reuters page ISDA (or such other page as may replace such page ISDA) on such system for the purposes of displaying International Swap Dealers Association Interbank rates from London for deposits in Dollars) provided that if on such date no such rate is so displayed, LIBOR for such period shall be determined in accordance with the first paragraph of this definition excluding this proviso;

“Loan” means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;

“Majority Banks” means that Bank or those Banks whose Contribution or the aggregate of whose Contributions (as the case may be) is at any time equal to or greater than sixty-six and two thirds per cent. (66 ⅔%) of the Loan;

“Management Agreement” means:

(a)	in relation to the GRASMERE, the Grasmere Management Agreement;

(b)	in relation to the ULLSWATER, the Ullswater Management Agreement; or

(c)	in relation to the WINDERMERE, the Windermere Management Agreement,

and “Management Agreements” means all of them;

“Manager” means Hanseatic Shipping Co. Ltd. of P.O. Box 50127, 3601 Limassol, Cyprus and includes its successors in title and “Manager” means any of them;

“Manager's Undertaking” means:

(a)	in relation to the GRASMERE, the Grasmere Manager’s Undertaking;

(b)	in relation to the ULLSWATER, the Ullswater Manager’s Undertaking; or

(c)	in relation to the WINDERMERE, the Windermere Manager’s Undertaking,

and “Managers’ Undertakings” means all of them;

“Margin” means zero point seven five per cent (0.75%) per annum;

“Master Swap Agreement” means the agreement made or (as the context may require) to be made between the Borrowers and the Swap Bank comprising an ISDA Master Agreement and Schedule thereto in substantially the form set out in Schedule 5 or in such other form and substance acceptable to the Agent in its sole discretion and any Confirmations (as defined therein) supplemental thereto with respect to this Agreement;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means:

(a)	in relation to the GRASMERE, the Grasmere Mortgage;

(b)	in relation to the ULLSWATER, the Ullswater Mortgage; or

(c)	in relation to the WINDERMERE, the Windermere Mortgage,

and “Mortgages” means all of them;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“Permitted Encumbrance” means any Encumbrance in favour of the Creditors or any of them  created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means any lien on a Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage, and any ship repairer’s or outfitter’s possessory lien;

“Pollutant” means and includes oil and its products, any other polluting, toxic or hazardous substance whose release into the environment is regulated or penalised by Environmental Laws;

“Registry” means, in relation to a Ship, the offices of the Bahamas Maritime Authority or such other registrar, commissioner or representative of the Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower's title to such Ship and the relevant Mortgage under the laws and flag of the Flag State;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Repayment Dates” means, in respect of each Advance, the date falling six months after the Drawdown Date relative to the first Advance and each of the dates falling at three monthly intervals thereafter up to and including the date falling one hundred and twenty (120) months after the Drawdown Date for such first Advance;

“Security Documents” means this Agreement, the Account Pledge, the Mortgages, the Deeds of Covenants, any Charter Assignment, the Managers’ Undertakings, the Corporate Guarantee, the Master Swap Agreement, the Swap Assignment and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Borrowers, the Corporate Guarantor, the Manager or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Period” means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Banks) which is, for the period from the Drawdown Date relative to the first Advance until the date thirty-six months (36) after such Drawdown Date, one hundred and ten per cent. (110%) and at all other times, one hundred and twenty per cent (120%) of the Loan;

“Security Trustee” means KfW whose office is at Palmengartenstrasse 5-9, D60325, Frankfurt am Main, Federal Republic of Germany or such other person who may be appointed security agent and trustee for the Creditors pursuant to the Agency Agreement and includes its successors in title and assigns;

“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time, the aggregate of (a) the market value of the Ships as most recently determined in accordance with clause 8.2.2, (b) any cash collateral deposited with the Agent or the Security Trustee or the Account Bank pursuant to clause 8.2.1 (subject to cash collateral being pledged to the Security Trustee in a manner acceptable to the Security Trustee) and (c) the market value of any other additional security for the time being actually provided to any of the Creditors pursuant to clause 8.2;

“Seller” means:

(a)	in relation to the GRASMERE, the Grasmere Seller;

(b)	in relation to the ULLSWATER, the Ullswater Seller; or

(c)	in relation to the WINDERMERE, the Windermere Seller;

“Ship”:

(a)	in relation to the Grasmere Borrower and the Grasmere Advance, means the GRASMERE;

(b)	in relation to the Ullswater Borrower and the Ullswater Advance, means the ULLSWATER; or

(c)	in relation to the Windermere Borrower and the Windermere Advance, means the WINDERMERE,

and “Ships” means all of them;

“Ship Security Documents” means:

(a)	in relation to the GRASMERE, the Grasmere Mortgage, the Grasmere Deed of Covenant, any Charter Assignment relative to the GRASMERE and the Grasmere Manager’s Undertaking;

(b)	in relation to the ULLSWATER, the Ullswater Mortgage, the Ullswater Deed of Covenant, any Charter Assignment relative to the ULLSWATER and the Ullswater Manager’s Undertaking; or

(c)	in relation to the WINDERMERE, the Windermere Mortgage, the Windermere Deed of Covenant, any Charter Assignment relative to the WINDERMERE and the Windermere Manager’s Undertaking;

“SMC” means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the ISM Code;

“Spill” means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Substitute” has the meaning ascribed thereto in clause 15.4;

“Substitute Certificate” means a certificate in substantially the form set out in Schedule 4 (or in such other form as the Agent and the Banks shall approve or require);

“Swap Assignment” means the security assignment executed or (as the context may require) to be executed by the Borrowers in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in the form set out in Schedule 11;

“Swap Bank” means KfW, whose office is at Palmengartenstrasse 5-9, D60325, Frankfurt am Main, Federal Republic of Germany and includes its successors and assigns;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means 30 September 2007 or such later date as the Agent may agree in writing;

“Total Loss” means, in relation to a Ship:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Transaction” has the meaning ascribed to it in the Master Swap Agreement;

“ULLSWATER” means the 1996-built, 7,200 cbm LPG carrier “ULLSWATER” owned on the date of this Agreement by the Ullswater Seller and registered under the Singapore flag and to be registered on its Delivery Date in the ownership of the Ullswater Borrower through the Registry under the laws and flag of the Flag State;

“Ullswater Advance” means an Advance of up to eleven million, nine hundred thousand Dollars ($11,900,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the purchase price of the ULLSWATER by the Ullswater Borrower pursuant to the Ullswater Contract;

“Ullswater Borrower” means Ullswater Maritime Limited of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Ullswater Contract” means the memorandum of agreement dated 12 June 2007 (as amended by an addendum No. 1 dated 18 June 2007) and made between the Ullswater Seller and the Ullswater Borrower relating to the sale by the Ullswater Seller, and the purchase by the Ullswater Borrower, of the ULLSWATER;

“Ullswater Contract Price” means the purchase price under the Ullswater Contract, being thirteen million nine hundred thousand Dollars ($13,900,000) or such other lesser sum in Dollars as may be payable by the Ullswater Borrower to the Ullswater Seller pursuant to the Ullswater Contract;

“Ullswater Deed of Covenant” means the deed of covenant collateral to the Ullswater Mortgage executed or (as the context may require) to be executed by the Ullswater Borrower in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 8;

“Ullswater Management Agreement” means the agreement made or (as the context may require) to be made between the Ullswater Borrower and the Manager in a form previously approved in writing by the Agent providing (inter alia) for the Manager to manage the ULLSWATER;

“Ullswater Manager’s Undertaking” means the manager’s undertaking in respect of the ULLSWATER executed or (as the context may require) to be executed by the Manager in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 9;

“Ullswater Mortgage” means the first priority Bahamas mortgage of the ULLSWATER executed or (as the context may require) to be executed by the Ullswater Borrower in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 7;

“Ullswater Seller” means Ullswater Shipping Pte. Ltd. of Singapore, and includes its successors in title;

“Underlying Documents” means together, the Contracts, any Charters and the Management Agreements;

“WINDERMERE” means the 1995-built, 6,550 cbm LPG carrier “WINDERMERE” owned on the date of this Agreement by the Windermere Seller and registered under the Singapore flag and to be registered on its Delivery Date in the ownership of the Windermere Borrower through the Registry under the laws and flag of the Flag State;

“Windermere Advance” means an Advance of up to ten million six hundred thousand Dollars ($10,600,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the purchase price of the WINDERMERE by the Windermere Borrower pursuant to the Windermere Contract;

“Windermere Borrower” means Windermere Maritime Limited of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Windermere Contract” means the memorandum of agreement dated 12 June 2007 (as amended by an addendum No. 1 dated 18 June 2007) and made between the Windermere Seller and the Windermere Borrower relating to the sale by the Windermere Seller, and the purchase by the Windermere Borrower, of the WINDERMERE;

“Windermere Contract Price” means the purchase price under the Windermere Contract, being twelve million, four hundred thousand Dollars ($12,400,000) or such other lesser sum in Dollars as may be payable by the Windermere Borrower to the Windermere Seller pursuant to the Windermere Contract;

“Windermere Deed of Covenant” means the deed of covenant collateral to the Windermere Mortgage executed or ( as the context may require) to be executed by the Windermere Borrower in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 8;

“Windermere Management Agreement” means the agreement made or (as the context may require) to be made between the Windermere Borrower and the Manager in a form previously approved in writing by the Agent providing (inter alia) for the Manager to manage the WINDERMERE;

“Windermere Manager’s Undertaking” means the manager’s undertaking in respect of the WINDERMERE executed or (as the context may require) to be executed by the Manager in favour of the Agent (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 9;

“Windermere Mortgage” means the first priority Bahamas mortgage of the WINDERMERE executed or (as the context may require) to be executed by the Windermere Borrower in favour of the Security Trustee (as security agent and trustee on behalf of the Creditors) in substantially the form set out in Schedule 7; and

“Windermere Seller” means Windermere Shipping Pte. Ltd. of Singapore, and includes its successors in title.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and Schedules are to be construed as references to clauses of, and Schedules to, this Agreement and references to this Agreement include its Schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Agreed forms

In this Agreement, any document expressed to be “in the agreed form” means a document in a form agreed by (and for the purposes of identification signed by or on behalf of) the Borrowers and the Banks or (in the case of any of the other Security Documents) a document in the form actually executed by both the relevant Security Party or relevant Security Parties and the Security Trustee, the Agent and/or the Banks and/or the Swap Bank.

1.6	Third party rights

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

1.7	Effectiveness of Majority Banks decision

Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks and the Agent) only be regarded as having been validly given or issued by the Majority Banks if all the Banks and the Agent shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and a majority of the Banks and the Agent shall have given or issued such opinion, consent, request or instructions.

2	The Commitment and the Advances

2.1	Agreement to lend

The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, upon and subject to clause 2.5 and other terms of this Agreement in three (3) Advances upon and subject to the terms of this Agreement the principal sum of up to thirty five million Dollars ($35,000,000).  The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the aggregate Commitment of all of the Banks.

2.2	Obligations of Banks several

The obligations of the Banks under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Bank, the Security Trustee the Agent or the Borrowers or any of them of any of their respective obligations or liabilities under this Agreement nor shall the Agent or the Security Trustee be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.3	Interests of Banks several

Notwithstanding any other term of this Agreement the interests of the Agent, the Security Trustee and the Banks are several and the amount due to the Agent, the Security Trustee (for its own account) and to each Bank is a separate and independent debt.  The Agent, the Security Trustee and the Banks shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for the Agent or the Security Trustee or any Bank (as the case may be) to be joined as an additional party in any proceedings for this purpose.

2.4	Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrowers on the relevant Drawdown Date following receipt by the Agent from the Borrowers of an original Drawdown Notice not later than 10:00 a.m. on the third Banking Day before the date, which shall be a Banking Day falling within the Drawdown Period, on which the Borrowers propose such Advance is made.  A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.5	Timing and limitation of Advances

2.5.1	Subject to the other provisions of this clause 2.5, the amount of each Advance shall be for such amount as is specified in the Drawdown Notice for that Advance.

2.5.2	Each Advance shall be made in accordance with clause 6.2 and the amount of each Advance shall be as follows:

(a)	the amount of the Grasmere Advance shall be up to twelve million five hundred thousand Dollars ($12,500,000);

(b)	the amount of the Ullswater Advance shall be up to eleven million, nine hundred thousand Dollars ($11,900,000); and

(c)	the amount of the Windermere Advance shall be up to ten million, six hundred thousand Dollars ($10,600,000).

2.6	Availability

Upon receipt of a Drawdown Notice in respect of an Advance complying with the terms of this Agreement, the Agent shall promptly notify each Bank and, subject to the provisions of clause 9, each Bank shall make available to the Agent its portion of the relevant Advance for payment by the Agent in accordance with clause 6.2.  The Borrowers acknowledge that payment of the Grasmere Advance to the Grasmere Seller or the Ullswater Advance to the Ullswater Seller or the Windermere Advance to the Windermere Seller in accordance with clause 6.2 shall satisfy the obligation of the Banks to lend that Advance to the Borrowers under this Agreement.

2.7	Termination of Commitment

Any part of the Commitment which remains undrawn and uncancelled by the Termination Date shall no longer be available to the Borrowers pursuant to this Agreement and the Banks shall have no further obligations to the Borrowers in respect of that undrawn part of the relevant Advance.

2.8	Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, the Banks shall have, no further responsibility for the application of the proceeds of the Loan or any part thereof by the Borrowers.

3	Interest and Interest Periods

3.1	Normal interest rate

Subject to the Master Swap Agreement, the Borrowers shall pay interest on each Advance in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, and (b) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

Subject to the Master Swap Agreement, the Borrowers may by notice received by the Agent not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three, six or twelve months, or such other period as the Borrowers and the Agent may agree provided always that if on any date upon which an Interest Period falls to be selected by the Borrowers pursuant to this clause 3.2 a Transaction or Transactions (which is/are effective or which shall become effective during the relevant Interest Period) shall have been entered into between the Bank and the Borrowers pursuant to the Master Swap Agreement LIBOR shall during the period of any such Transaction(s) and for an amount equal to the notional amount of such Transaction(s) be determined by reference to the rate for deposits in Dollars displayed on Reuters page ISDA in accordance with the proviso to the definition of LIBOR and, for the avoidance of doubt, LIBOR for that Advance or, as the case may be, part of the Loan which exceeds the notional amount of the Transaction(s) shall be determined by reference to the rate for deposits in Dollars referred to in the definition of LIBOR but excluding the proviso to such definition.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:

3.3.1
the initial Interest Period in respect of each Advance shall commence on the Drawdown Date of such Advance and each subsequent Interest Period for such Advance shall commence on the last day of the previous Interest Period for such Advance;

3.3.2	the initial Interest Period in respect of each Advance after the first Advance shall end on the same day as the then current Interest Period for the Loan;

3.3.3
if any Interest Period for an Advance would otherwise overrun a Repayment Date for such Advance, then, in the case of the last Repayment Date for such Advance, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates, the relevant Advance shall be divided into parts so that there is one part in the amount of the repayment instalment due on each Repayment Date for such Advance falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Advance having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3;

3.3.4
if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3; and

3.3.5
for the avoidance of doubt, during the currency of any Transaction, Interest Periods in respect of each Advance or, as the case may be, the Loan shall coincide with the payment dates set out in such Transaction and the rate of interest shall coincide with the fixed rate of interest determined in accordance with such Transaction.

3.4	Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4.  The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin, and (c) LIBOR for such period.  Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.2, 4.4, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable.  If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to such Bank.

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive):

(a)	that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)
the Agent shall have received notification from any of the Banks, that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or their Contributions for such Interest Period, the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers and to each of the Banks.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Agent.

3.6.2
During the period of ten days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the “Substitute Basis”) for maintaining its Contribution.  The Substitute Basis may include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds, including Additional Cost, if any, to such Bank equivalent to the Margin.  The Substitute Basis so certified shall be binding upon the Borrowers, and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Repayment and prepayment

4.1	Repayment

4.1.1	Grasmere Advance

Subject to the provisions of this Agreement the Borrowers shall repay the Grasmere Advance by thirty-nine (39) instalments, one such instalment to be repaid on each of the Repayment Dates for such Advance and the amount of each instalment (other than the thirty-ninth and final instalment) shall be two hundred and twelve thousand, eight hundred and two Dollars ($212,802) and the amount of the final instalment shall be four million four hundred and thirteen thousand, five hundred and twenty-four Dollars ($4,413,524) (constituting a repayment instalment of two hundred and twelve thousand, eight hundred and two Dollars ($212,802) and a balloon payment of four million two hundred thousand seven hundred and twenty-two Dollars ($4,200,722)).  If the Grasmere Advance is not drawn in full, the amount of each repayment instalment shall be reduced proportionately.  No amount repaid may be reborrowed.

4.1.2	Ullswater Advance

Subject to the provisions of this Agreement the Borrowers shall repay the Ullswater Advance by thirty-nine (39) instalments, one such instalment to be repaid on each of the Repayment Dates for such Advance and the amount of each instalment (other than the thirty-ninth and final instalment) shall be two hundred and two thousand five hundred and eighty-eight Dollars ($202,588) and the amount of the final instalment shall be four million two hundred and one thousand six hundred and fifty six  Dollars ($4,201,656) (constituting a repayment instalment of two hundred and two thousand five hundred and eighty-eight Dollars ($202,588) and a balloon payment of three million nine hundred and ninety-nine thousand and sixty-eight Dollars ($3,999,068)).  If the Ullswater Advance is not drawn in full, the amount of each repayment instalment shall be reduced proportionately.  No amount repaid may be reborrowed.

4.1.3	Windermere Advance

Subject to the provisions of this Agreement the Borrowers shall repay the Windermere Advance by thirty-nine (39) instalments, one such instalment to be repaid on each of the Repayment Dates for such Advance and the amount of each instalment (other than the thirty-ninth and final instalment) shall be one hundred and eighty thousand four hundred and fifty-six Dollars ($180,456) and the amount of the final instalment shall be three million seven hundred and forty two thousand six hundred and seventy-two Dollars ($3,742,672) (constituting a repayment instalment of one hundred and eighty thousand four hundred and fifty-six Dollars ($180,456) and a balloon payment of three million five hundred and sixty two thousand two hundred and sixteen Dollars ($3,562,216)).  If the Windermere Advance is not drawn in full, the amount of each repayment instalment shall be reduced proportionately.  No amount repaid may be reborrowed.

4.2	Voluntary prepayment

The Borrowers may prepay the Loan in whole or part (being one million Dollars ($1,000,000) or any larger sum which is an integral multiple of one million Dollars ($1,000,000) on any Interest Payment Date relating to the part of the Loan to be repaid without premium or penalty

4.3	Master Swap Agreement, repayments and prepayments

4.3.1
Notwithstanding any provision of the Master Swap Agreement to the contrary, in the case of a prepayment of all or part of the Loan (including, without limit, upon a Total Loss in accordance with clause 4.4) then subject to clause 4.3.2 the Swap Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrowers, where it would otherwise be required or necessary under the Master Swap Agreement) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by any Transaction and/or the Master Swap Agreement and/or to obtain or re-establish any hedge or related trading position to the extent any outstanding exposure is no longer wholly matched with or linked to all or part of the Loan in such manner and with such person as the Swap Bank may reasonably believe appropriate and both the Swap Bank’s and the Borrowers’ continuing obligations under any Transaction and/or the Master Swap Agreement shall, unless agreed otherwise by the Swap Bank, be calculated so far as the Swap Bank considers it practicable by reference to the amended repayment schedule for the Loan taking into account the fact that less than the full amount of the Loan remains outstanding.

4.3.2
If less than the full amount of the Loan remains outstanding, following a prepayment under this Agreement and the Swap Bank in its absolute discretion agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Loan, the Borrowers shall within ten days of being notified by or on behalf of the Swap Bank of such requirement, provide the Agent (as security agent and trustee) with, or procure the provision to the Agent of, such additional security as shall in the reasonable opinion of the Swap Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Swap Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

4.3.3
The Borrowers shall on the first written demand of the Swap Bank indemnify the Swap Bank and the Agent in respect of all losses, costs and expenses (including, but not limited to, legal costs and expenses) properly incurred or sustained by the Swap Bank and/or the Agent as a consequence of or in relation to the effecting of any matter or transactions referred to in this clause 4.3. The Swap Bank shall account to the Borrowers for any benefit resulting as a consequence of, or in relation to the effecting of any matter or transaction referred to in this clause 4.3.

4.3.4
Notwithstanding any provisions of the Master Swap Agreement to the contrary, if for any reason a Transaction has been entered into but the Loan is not drawn down under this Agreement then, subject to clause 4.3.5, the Swap Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrowers where it would otherwise be required whether under the Master Swap Agreement or otherwise) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by such Transaction(s) and/or the Master Swap Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Swap Bank in its absolute discretion may determine.

4.3.5
If a Transaction has been entered into but the Loan is not drawn down under this Agreement and the Swap Bank in its absolute discretion agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction, the Borrower shall within ten days of being notified by or on behalf of the Swap Bank of such requirement, provide the Agent (as security agent and trustee) with, or procure the provision to the Agent of, such additional security as shall in the opinion of the Swap Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Swap Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document for the purposes of the Master Swap Agreement and/or otherwise.

4.3.6
Without prejudice to or limitation of the obligations of the Borrowers under clause 4.3.3, in the event that the Swap Bank exercises any of its rights under clauses 4.3.1, 4.3.2, 4.3.4, or 4.3.5 and such exercise results in all or part of a Transaction being terminated such Transaction or the part thereof terminated (which shall for the purposes hereof be treated as a separate Transaction) in each case shall be treated under the Master Swap Agreement in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the Master Swap Agreement) pursuant to an Event of Default (as so defined in that Section 14) by the Borrowers and, accordingly, the Swap Bank shall be permitted to recover from the Borrowers a payment for early termination calculated in accordance with the provisions of Section 6(e)(i) of the Master Swap Agreement in respect of such Transaction.

4.4	Prepayment on Total Loss and sale

4.4.1
On any of the Ships becoming a Total Loss or being involved in an incident which in the opinion of the Banks may result in any of the Ships being subsequently determined to be a Total Loss, or on any Ship being sold prior to drawdown of the Advance for such Ship, the obligation of the Banks to make that Advance shall immediately cease and the Commitment in respect of that Advance shall be reduced to zero.

4.4.2
On the date ninety (90) days after that on which such Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation is received by the relevant Borrower (or the Security Trustee and/or the other Creditors pursuant to the Ship Security Documents), or in the case of a sale of a Ship immediately on the completion of the sale of such Ship, the Borrowers shall prepay the Advance attributable to such Ship and such further amount (if any) as shall be necessary to ensure that the provisions of clause 8.2 remain fully satisfied and shall apply the remaining insurance proceeds or Requisition Compensation or sale proceeds in payment to the Earnings Account.

4.4.3	For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

(a)	in the case of an actual total loss, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)
in the case of a constructive total loss, upon the date and at the time notice of abandonment of the Ship is given to the insurers of such Ship for the time being (provided a claim for Total Loss is admitted by such insurers) or, if such insurers do not forthwith accept such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

(c)	in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Borrower of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.5	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clauses 6.7 or 12.2 and (c) all other sums payable by the Borrowers to Agent and/or the other Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1 and any amounts payable under clause 11.

4.6	Notice of prepayment; reduction of repayment instalments

4.6.1
No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Banks at least fourteen (14) days’ notice of their intention to make such prepayment.  Every notice of prepayment shall be effective only on actual receipt by the Banks, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified. No amount prepaid may be reborrowed. Any amount prepaid pursuant to clauses 4.2 and 8.2.1(a) shall be applied pro rata as between the relevant Advances and amounts repaid under clause 4.4 shall be applied first in prepayment of the Advance in respect of the Ship that shall have been sold or become a Total Loss and second on a pro rata basis as between the remaining Advances all such prepayments shall be applied in reducing the repayment instalments in inverse order of their due dates for payment.

4.6.2	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

5	Fees, commitment commission and expenses

5.1	Fees

The Borrowers shall pay to the Agent:

5.1.1	for the benefit of the Agent, a management fee payable on the earlier of (i) the date of this Agreement or (ii) 1 August 2007 in the amount of one hundred and five thousand Dollars ($105,000); and

5.1.2
if the Loan is not drawndown in full by 31 August 2007, a commitment fee, for the benefit of the Agent (for distribution to the Banks) payable on the Termination Date or, if earlier, on the Drawdown Date for the final Advance computed from 31 August 2007 at the rate of zero point three percent (0.30%) per annum on the daily undrawn amount of the Commitment.

The fee referred to in clause 5.1.1 and the commitment fee referred to in clause 5.1.2 shall be non-refundable and shall be payable by the Borrowers to the Agent, whether or not any part of the Commitment is ever advanced.

5.2	Expenses

The Borrowers shall pay to the Agent on a full indemnity basis on demand all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred by the Creditors or any of them:

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents and the syndication of the Loan; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Agent, the Security Trustee and/or the Banks) imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrowers acknowledge that in performing their obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Banks is put in a position to perform its matching obligations to the relevant third parties.  Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank in such place as the Agent may from time to time specify for this purpose.  Save as otherwise provided in this Agreement or any relevant Security Documents such payments shall be for the account of all Banks and the Agent shall distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their respective Commitment (prior to the first drawdown) or Contribution (following the first drawdown).

6.2	Payment by the Banks

All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.

6.3	Agent may assume receipt

Where any sum is to be paid under any of the Security Documents to the Agent for the account of another person, the Agent may assume that the payment will be made when due and the Agent may (but shall not be obliged to) make such sum available to the person so entitled.  If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.  If such a sum is so paid to the Agent by the Borrowers, the Borrowers may assume that the Agent has paid such sum to the other person for whose account it was paid to the Agent.

6.4	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.5	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) days year.

6.6	Certificates conclusive

Any certificate or determination of the Agent as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and on the Banks.

6.7	Grossing-up for Taxes

If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Bank or the Agent or the Security Trustee (or if the Agent is required to make any deduction or withholding from a payment to a Bank or the Security Trustee or withholding in respect of Taxes from any payment due under any of the Security Documents), the sum due from the Borrowers or any of them in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Bank and the Agent or the Security Trustee receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Bank and the Agent and the Security Trustee against any losses or costs incurred by it by reason of any failure of the Borrowers or any of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.8	Claw-back of Tax benefit

If, following any such deduction or withholding as is referred to in clause 6.7 from any payment by the Borrowers (or any of them), the Banks, the Agent or the Security Trustee shall receive or be granted a credit against or remission for any Taxes payable by it, the Banks, the Agent or the Security Trustee (as the case may be) shall, subject to the Borrowers (or any of them) having made any increased payment in accordance with clause 6.6 and to the extent that the Banks, the Agent or the Security Trustee (as the case may be) can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the Banks, the Agent or the Security Trustee to obtain any other relief or allowance which may be available to it, reimburse the Borrowers (or any of them) with such amounts as the Banks, the Agent or the Security Trustee shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the Banks, the Agent or the Security Trustee (after such reimbursement) in no worse position that it would have been in had there been no such deduction or withholding from the payment by the Borrowers (or any of them) as aforesaid.  Such reimbursement shall be made forthwith upon the Banks, the Agent or the Security Trustee certifying that the amount of such credit or remission has been received by it.  Nothing contained in this Agreement shall oblige the Banks, the Agent or the Security Trustee to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrowers (or any of them) shall not, by virtue of this clause 6.8, be entitled to enquire about the Bank’s, the Agent’s or the Security Trustee’s (as the case may be) tax affairs.

6.9	Loan account

Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents.  The Agent shall maintain a control account (which in relation to the Mortgages shall be the “account current” referred to in the Mortgages) showing the Loan and other sums owing by the Borrowers under the Security Documents and all payments in respect thereof being made from time to time.  The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to each Creditor that:

7.1.1	Due incorporation

each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing, in the case of the Borrowers and the Corporate Guarantor, under the laws of the Republic of Liberia as a Liberian corporation, and in the case of each of the other Security Parties, under the laws of their respective countries of incorporation as companies with limited liability, and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the relevant Borrowers' Security Documents  to which it is or is to be a party and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or any other Security Party is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or any other Security Party or (d) result in the creation or imposition of or oblige any of the Borrowers or any of their Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers or their Related Companies or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrowers, threatened against any of the Borrowers or any other Security Party which could have a material adverse effect on the business, assets or financial condition of any of the Borrowers or any other Security Party;

7.1.6	No filings required

save for the registration of the Mortgages in the relevant register under the laws of the Flag State through the Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages) and the choice of Bahamas law to govern the Mortgages, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts are valid and binding;

7.1.8	No immunity

neither the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is or is to be a party or the performance by each Security Party of its obligations under the Security Documents or the Underlying Documents to which it is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.10	Shareholdings

each of the Borrowers is legally and beneficially owned by the Corporate Guarantor;

7.1.11	Compliance with ISM Code and ISPS Code

the Operator and the Ships have complied at all times with the ISM Code and the ISPS Code;

7.1.12	Environmental matters

to the best of the knowledge and belief of each of the Borrowers and its officers:

(a)	all Environmental Laws applicable to any Fleet Vessel have been complied with and all consents, licences and approvals required under such Environmental Laws have been obtained and complied with; and

(b)	no Environmental Claim has been made or threatened or is pending against any member of the Borrowers’ Group or any Fleet Vessel and not fully satisfied; and

(c)	there has been no Environmental Incident;

7.1.13	No money laundering

in relation to the borrowing by the Borrowers of the Loan, the performance and discharge of its obligations and liabilities under this Agreement and the transactions and other arrangements effected or contemplated by this Agreement, each of the Borrowers is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official, requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities); and

7.1.14	Freedom from Encumbrances

none of the Ships nor any of their respective Earnings, Insurances or Requisition Compensation (each as defined in the relevant Ship Security Documents) nor the Earnings Account nor the Underlying Documents nor any other properties or rights which are, or are to be the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date for any Advance, subject to any Encumbrance other than a Permitted Encumbrance.

7.2	Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to each Creditor that:

7.2.1	Pari passu

the obligations of each Borrower under this Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower except for obligations which are mandatorily preferred by operation of law and not by contract;

7.2.2	No default under other Borrowed Money

none of the Borrowers nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Agent in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents to which such Security Party is or is to be a party or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

each Ship will on the Drawdown Date of the Advance relevant to such Ship be:

(a)	in the absolute ownership of the relevant Borrower who will on and after such Drawdown Date be the sole, legal and beneficial owner of such Ship;

(b)	provisionally registered through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations of the Classification Society;

7.2.7	Ships' employment

save for any Charters, none of the Ships is nor will on or before the Drawdown Date of the Advance relevant to such Ship be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Agent and on or before the Drawdown Date of the Advance relevant to such Ship, there will not be any agreement or arrangement whereby the Earnings may be shared with any other person;

7.2.8	No Material Adverse Change

there has been no material adverse change in the financial position of the Borrowers or the Corporate Guarantor from that described  to the Agent in the negotiation of this Agreement; and

7.2.9	Copies true and complete

the copies of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; and such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder.

7.3	Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall:

(a)	be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and

(b)
be deemed to further represent and warrant to each of the Creditors that the then latest audited financial statements delivered to the Agent by the Borrowers (if any) have been prepared in accordance with generally accepted international accounting principles and practices which have been consistently applied and present fairly and accurately the financial position of the Borrowers, as at the end of the financial period to which the same relate and the results of the operations of the Borrowers, for the financial period to which the same relate and, as at the end of such financial period, neither the Borrowers nor any of their Related Companies had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrowers jointly and severally undertake with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, they will:

8.1.1	Notice of Default

promptly inform the Agent of any occurrence of which any of them become aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents to which it is or is to be a party and, without limiting the generality of the foregoing, will inform the Agent of any Default or of any material litigation, arbitration or similar proceedings affecting the Borrowers and/or the Ships forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred which is continuing and no material litigation, arbitration or similar proceedings have been commenced by or against the Borrowers and/or the Ships;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;

8.1.3	Use of proceeds

use the Loan exclusively for the purposes specified in clause 1.1;

8.1.4	Pari passu

ensure that their obligations under this Agreement and the Master Swap Agreement shall, at all times rank at least pari passu with all their other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare unaudited financial statements of each of the Borrowers in accordance with generally accepted international accounting principles and practices consistently applied in respect of each financial year and deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than ninety (90) days after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Agent and each Bank as many copies as they may require of every report, circular, notice or like document issued by the Borrowers or any of other Security Party to its shareholders or creditors generally;

8.1.7	Provision of further information

provide the Agent and each Bank with:

(a)	such financial and other information concerning the Borrowers and their respective affairs as the Agent or any Bank may from time to time reasonably require; and

(b)
such documents and evidence as the Agent and any Bank shall from time to time require, based on applicable law and regulations from time to time and the Agent and such Bank’s own internal guidelines from time to time to identify the Borrowers and the other Security Parties and any other persons involved or affected by the transaction(s) contemplated by this Agreement;

8.1.8	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by them under the Security Documents and the Underlying Documents to which they are a party;

8.1.9	Compliance with ISM Code

and will procure that any Operator will, comply with and ensure that the Ships and any Operator complies with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of such Operator’s DOC or the SMC in respect of either of the Ships;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issue to any of the Borrowers or any Operator of a DOC and to any of the Ships of an SMC or the receipt by any of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.12	Compliance with ISPS Code

and will procure that each Ship will comply with the requirements of the ISPS Code including (but not limited to) the maintenance and renewal of the ISSC for each Ship pursuant to the ISPS Code and will immediately inform the Agent if there is any actual or threatened withdrawal of the ISSC for any Ship;

8.1.13	Know your customer and money laundering compliance

provide the Banks with such documents and evidence as the Banks shall from time to time require, based on applicable law and regulations from time to time and the Banks’ own “know your customer” internal guidelines from time to time to identify the Borrowers and the other Security Parties, including the ultimate legal and beneficial owner or owners of such entities, and any other persons involved or affected by the transaction(s) contemplated by this Agreement; and

8.1.14	Charters

shall promptly deliver to the Agent a final draft of any Charter prior to execution thereof and deliver to the Agent a Charter Assignment in respect of such Charter and all notices and acknowledgements required thereunder concurrently with the execution of such Charter.

8.2	Security value maintenance

8.2.1	Security shortfall

If at any time the Security Value shall be less than the Security Requirement, the Agent may give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall, within a period of thirty (30) days of the date of receipt by the Borrowers of the Agent’s said notice, either:

(a)
prepay such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; and/or

(b)
provide cash collateral (to be held in an account which has been pledged in favour of the Agent (as security agent and trustee on behalf of the Creditors) of such sum which, when added to the Security Value, shall not be less than the Security Requirement as at such date; and/or

(c)
constitute to the satisfaction of the Banks such further security for the Loan as shall be acceptable to the Banks having a value for security purposes (as determined by the Banks in their absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.5 and 4.6 shall apply to prepayments under clause 8.2.1(a).

8.2.2	Valuations of the Ships

Each of the Ships shall, for the purposes of this Agreement, be valued in Dollars at yearly intervals by an independent firm of shipbrokers suitably qualified and experienced in dealing with similar types of vessels to the Ships appointed by the Agent in its sole discretion.  Each such valuation shall be made without, unless required by the Agent, physical inspection, and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the relevant Ship. The mean of such valuations shall constitute the value of the Ships for the purposes of this clause 8.2.

The value of any Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

8.2.3	Information

The Borrowers jointly and severally undertake with the Agent and each of the Banks to supply to the Agent and to any such shipbrokers such information concerning either of the Ships and its condition as the Agent or any such shipbrokers may require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Agent obtaining any valuation of the Ships referred to in clause 8.2.2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(c), shall be borne by the Borrowers.

8.2.5	Valuation of additional security

For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Banks shall be determined by the Banks in their absolute discretion without any necessity for the Banks assigning any reason thereto, Provided always that any vessel shall be valued under this clause 8.2 as if it were a “Ship”.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Banks shall be entitled to receive such evidence and documents of the kind referred to in Schedule 3 as may in the Banks’ opinion be appropriate and such favourable legal opinions as the Banks shall in their absolute discretion require.

8.2.7	Security Release

If the Security Value shall at any time exceed the Security Requirement, and the Borrowers shall previously have provided further security to the Bank pursuant to clause 8.2.1(b) or 8.2.1(c), if such excess has prevailed for a period in excess of 90 days then the Agent shall, as soon as reasonably practicable after notice from the Borrowers to do so and subject to no Default having occurred and continuing and to the Agent being indemnified to its satisfaction against the cost of doing so, release any such further security specified by the Borrowers provided that the Agent is satisfied that, immediately following such release, the Security Value will equal or exceed an amount equal to one hundred and ten percent (110%) of the Security Requirement.

8.3	Negative undertakings

The Borrowers jointly and severally undertake with the Agent and each of the other Creditors that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, they will not, without the prior written consent of the Agent:

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any of their present or future Indebtedness or other liability or obligation of the Borrowers or that of any other person;

8.3.2	No merger

merge or consolidate with any other person;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being alone or, when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3, material in the opinion of the Banks in relation to the undertakings, assets, rights, and revenues of the Borrowers) of their present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not except in relation to any sale of a Ship in accordance with the terms of this Agreement;

8.3.4	Other business

undertake any business other than the ownership and operation of the Ships and the chartering of the Ships to third parties and matters incidental thereto;

8.3.5	Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrowers in the ordinary course of their businesses of owning, operating and chartering the Ships;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.7	No borrowing

incur any Borrowed Money (including, without limitation, from their shareholders or otherwise) except for Borrowed Money pursuant to the Security Documents;

8.3.8	Repayment of borrowings

repay or prepay the principal of, or pay interest on or any other sum in connection with any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);

8.3.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.11	Sureties

permit any of their Indebtedness to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship);

8.3.12	Share Capital

purchase or otherwise acquire for value any shares of their capital or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders (except for any dividends payable to their shareholders);

8.3.13	Subsidiaries

form or acquire any Subsidiaries;

8.3.14	Constitutional documents

agree to any change to their articles of incorporation, by-laws or other constitutional documents;

8.3.15	Ownership of shares

(a)	permit any change in the legal and beneficial ownership of the shares in the Borrowers; or

(b)
permit any change in the majority shareholders of the Corporate Guarantor from that disclosed to the Agent on or before the date of this Agreement save that no such consent shall be required if the Corporate Guarantor shall become a Subsidiary of Bear Stearns Merchant Manager III, L.P. and the Agent’s consent to a future transfer of shares in the Corporate Guarantor that would result in the Corporate Guarantor ceasing to be a Subsidiary of Bear Stearns Merchant Manager III, L.P. shall not be unreasonably withheld or delayed;

8.3.16	Assignment of Earnings

assign or agree to assign otherwise than to the Agent (as security agent and trustee on behalf of the Creditors) the Earnings or any part thereof in respect of any of the Ships; and

8.3.17	Classification, Classification Society or Flag State

change the Classification, the Classification Society or the Flag State of any of the Ships.

9	Conditions

9.1	Documents and evidence

The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received:

9.1.1
not later than two Banking Days before the day on which the Drawdown Notice for the first Advance to be drawn down is given, the documents and evidence specified in Part 1 of Schedule 3 in form and substance satisfactory to the Agent; and

9.1.2
on or prior to the drawdown of each Advance, the documents and evidence specified in Part 2 of Schedule 3 in relation to the Ship to which such Advance relates, in form and substance satisfactory to the Agent.

9.2	General conditions precedent

The obligation of the Banks to make any Advance shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1
the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3 and (b) clause 4 of the Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Event of Default shall have occurred and be continuing unremedied or unwaived or would result from the making of the relevant Advance.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Banks in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five Banking Days prior to each Drawdown Date and not later than five Banking Days prior to each Interest Payment Date, the Banks may request and the Borrowers shall, not later than two Banking Days prior to such date, deliver to the Banks on such request further relevant certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses7, 8, 9 and 10.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Master Swap Agreement: (a) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing under the Master Swap Agreement or (b) an Early Termination Date (as defined in the Master Swap Agreement) has occurred or been or become capable of being effectively designated under the Master Swap Agreement or (c) a person entitled to do so give notice of an Early Termination Event under Section 6(b)(iv) of the Master Swap Agreement or (d) the Master Swap Agreement is cancelled, terminated, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3
Breach of Insurance and certain other obligations: any of the Borrowers or, as the context may require, the Manager fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Ship Security Documents) for any of the Ships or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of any of the Borrowers, the Manager or any other person or any of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 respectively; or

10.1.4
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) or the Underlying Documents and, in respect of any such breach or omission which in the opinion of the Banks is capable of remedy, such action as the Banks may require shall not have been taken within fourteen (14) days of the Agent and/or the Banks notifying the relevant Security Party of such default and of such required action; or

10.1.5
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents or any of the Underlying Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6
Cross-default: any Indebtedness of any Borrower or the Corporate Guarantor is not paid when due or any Indebtedness of any Borrower or the Corporate Guarantor becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Borrower or the Corporate Guarantor of a voluntary right of prepayment) or any creditor of any Borrower or the Corporate Guarantor becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Borrower or the Corporate Guarantor relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Borrower or the Corporate Guarantor shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Borrower's or the Corporate Guarantor’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Borrower or the Corporate Guarantor in respect of Indebtedness is not honoured when due and called upon and, the amount, or aggregate amount at any one time, of all Indebtedness in relation to which any of the foregoing events shall have occurred and be continuing is (in the case of the Corporate Guarantor, but not the Borrowers) equal to or greater than one million five hundred thousand Dollars ($1,500,000) or its equivalent in the currency in which the same is denominated and payable; or

10.1.7
Legal process: any judgment or order made against any Security Party is not stayed or complied with within 21 days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party and is not discharged within 21 days; or

10.1.8
Insolvency: any Security Party becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces the intention to do so; or

10.1.9	Reduction or loss of capital: a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.10
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party (not being an action, proceedings or a procedure which the Borrowers or the relevant Security Party can demonstrate to the satisfaction of the Agent, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which the relevant Security Party has a good defence and which is being vigorously contested by the relevant Security Party) or an order is made or resolution passed for the winding up of any Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11
Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or an administration order is made in relation to any Security Party; or

10.1.12
Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or the whole or a substantial part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party; or

10.1.13
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations are commenced by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.14
Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Banks and/or Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Security Party or any other Restricted Company otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15	Cessation of business: any Security Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or any other Restricted Company are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17
Invalidity: any of the Security Documents or any of the Underlying Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Agent or the other Creditors to exercise the rights or any of them vested in it or them under any of the Security Documents or otherwise; or

10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21
Material adverse change: there occurs, in the reasonable opinion of the Agent, a material adverse change in the financial position of any Security Party by reference to the financial position of such Security Party as described by any Borrower or any Security Party to the Agent in the negotiation of this Agreement; or

10.1.22
Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and the relevant Borrower shall fail to procure the release of such Ship within a period of twenty-one (21) days thereafter; or

10.1.23
Registration: the registration of any Ship under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Agent or, if any Ship is only provisionally registered on the Delivery Date for such Ship, such Ship is not permanently registered under the laws and flag of the Flag State within the time limit imposed by the Flag State (subject always to the relevant Mortgage remaining in full force and effect); or

10.1.24
Unrest: the Flag State becomes involved in hostilities or civil war or there is a seizure of power in the Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Banks and/or the Agent reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.25
Environmental Incidents: there is an Environmental Incident which gives rise, or may give rise, to an Environmental Claim which could, in the opinion of the Banks and/or Agent be expected to have a material adverse effect (a) on the business, assets, operations, property or financial condition of any Security Party and/or any of the Borrowers’ Group or (b) on the security constituted by any of the Security Documents or the enforceability of that security in accordance with its terms; or

10.1.26
P&I: any Borrower, the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time.

10.2	Acceleration

The Agent may (with the prior approval of the Majority Banks), without prejudice to any other rights of the Banks, at any time after the occurrence of an Event of Default by notice to the Borrowers declare that:

10.2.1	the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

10.2.2
the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Banks shall) by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand indemnify each Bank, the Arranger, the Swap Bank, the Security Trustee and the Agent, without prejudice to any of their rights under any of the Security Documents, against any loss (excluding loss of Margin) or expense which such Bank, the Swap Bank, the Security Trustee, Arranger or the Agent shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3
any prepayment of the Loan or part thereof being made under clauses 4.4, 8.2.1 (a) or 12.1 or any other repayment or prepayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

11.1.4	any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, Commitment or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, Commitment or any part thereof or any other amount owing to such Creditor.

In case any of such events generate a benefit, the net value thereof as determined by the Agent shall be accounted for by each Creditor concerned to the Borrowers.

11.2	Currency indemnity

If any sum due from any of the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrowers shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgments, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to make any Advance or to maintain its Commitment or fund its Contribution, such Bank shall promptly, through the Agent, give notice to the Borrowers whereupon (a) such Bank’s Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to prepay the Contribution of such Bank either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Agent and/or any Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1
subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2
increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping such Bank’s Commitment available or maintaining or funding all or part of such Bank’s Contribution; and/or

12.2.3	reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

12.2.4
reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's obligations under any of the Security Documents; and/or

12.2.5	require any Bank or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or

12.2.6
require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	such Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)
the Agent shall negotiate with the Borrowers in good faith with a view to restructuring the transaction constituted by the Security Documents in a way which will (in the reasonable opinion of the Agent) satisfactorily avoid either the unlawfulness or increased costs concerned (each as the case may be) without either decreasing the amounts or net returns due to the Security Trustee, the Agent, the Swap Bank and the Banks under the Security Documents or which would, but for such unlawfulness or such increased costs (each as the case may be), have been so due, or otherwise adversely affecting the rights, interests and security of the Banks under the transaction as presently constituted and will not (in the reasonable opinion of the Agent) increase the cost to the Borrowers of or otherwise adversely affect the rights, and interests of the Borrowers under the transactions (and unless the Agent nominates a longer period (which it shall be at liberty to do)), such negotiations shall continue for a period of thirty (30) days after the Borrowers have been given notice under clause 12.2 (a) above or for such lesser period as is permitted under applicable law having regard to either the unlawfulness or the increased costs concerned (such period called the “Negotiation Period”);

(c)
if at the end of the Negotiation Period the Agent and the Borrowers have not reached agreement on a restructuring of the transaction on the basis described in clause 12.2(b) above then the Borrowers shall on demand, made at any time after expiry of the Negotiation Period whether or not the relevant Bank’s Contribution has been repaid, pay to such Bank the amount which such Bank specifies (in a certificate (which shall be conclusive in the absence of manifest error) setting forth the basis of the computation of such amount but not including any matters which such Bank regards as confidential in relation to its funding arrangements) is required to compensate such Bank for such alternative funding, increased cost, reduction, payment or forgone return.

For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which a Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security, set-off and pro-rata payments

13.1	Application of moneys

All moneys received by the Agent and/or any of the other Creditors under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied in the following manner:

13.1.1
first in or toward payment of all unpaid fees, commissions and expenses which may be owing to the Agent and/or the Security Trustee under any of the Security Documents (on a pro rata basis as between the Agent and the Security Trustee if applicable);

13.1.2	secondly in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.3	thirdly in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.4	fourthly in or towards payment to the Swap Bank of any sums owing to the Swap Bank under the Master Swap Agreement;

13.1.5	fifthly in or towards payment to any Creditor (other than the Swap Bank) of any other sums owing to it under any of the Security Documents; and

13.1.6	sixthly the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus or in such other manner as the Banks shall determine.

13.2	Set-off

13.2.1
The Borrowers authorise each Bank (without prejudice to any of such Bank’s rights at law, in equity or otherwise), at any time after the occurrence of Default which is continuing and without notice to the Borrowers:

(a)
to apply any credit balance to which the Borrowers or any of them is then entitled standing upon any account of such Borrower with any branch of such Bank in or towards satisfaction of any sum due and payable from such Borrower to such Bank under any of the Security Documents;

(b)	in the name of any Borrower and/or such Bank to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

(c)	to combine and/or consolidate all or any accounts in the name of the Borrowers with such Bank.

For such purposes, each such Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.  No Bank shall be obliged to exercise any right given to it by this clause 13.2.  Each Bank shall notify the Agent and the Borrowers forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Banks.

13.2.2
Without prejudice to their rights hereunder and/or under the Master Swap Agreement, the Swap Bank may at the same time as, or at any time after, any Event of Default has occurred or the Borrowers default under the Master Swap Agreement, set-off any amount due now or in the future from the Borrowers to the Swap Bank under this Agreement against any amount due from the Swap Bank to the Borrowers under the Master Swap Agreement and apply the first amount in discharging the second amount.  The effect of any set-off under this clause (b) shall be effective to extinguish or, as the case may require, reduce the liabilities of the Swap Bank under the Master Swap Agreement.

13.3	Pro-rata payments

If at any time the proportion which any Bank (the “Recovering Bank”) has received or recovered (other than from an Assignee, a Transferee Bank or a sub-participant in such Bank’s Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 4.2, 5.1, 6.1, 11.1, 11.2, 12.1 or 12.2) in respect of its share of any payment to be made for the account of the Recovering Bank and one or more other Banks under any of the Security Documents is greater (the amount of the excess being referred to in this clause 13.3 as the “excess amount”) than the proportion of the share of such payment received or recovered by the Bank receiving or recovering the smallest or no proportion of its share, then:

13.3.1	within two Banking Days of such receipt or recovery, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess amount;

13.3.2	the Agent shall treat such payment as if it were part of the payment to be made by the Borrowers and shall distribute the same in accordance with clause 13.1; and

13.3.3
as between the Borrowers and the Recovering Bank the excess amount shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so paid to them, be treated as discharged.

Each Bank shall forthwith notify the Agent of any such receipt or recovery by such Bank other than by payment through the Agent.  If any excess amount subsequently has to be wholly or partly refunded by the Recovering Bank which paid an amount equal thereto to the Agent under sub-clause 13.3.1 above each Bank to which any part of such amount was distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.  Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 13.3.  Notwithstanding the foregoing provisions of this clause 13.3 no Recovering Bank shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6	Further assurance

The Borrowers jointly and severally undertake with each Creditor that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Agent may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7	Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers' Security Documents, the provisions of this Agreement shall prevail.

14	Accounts

14.1	General

The Borrowers jointly and severally undertake with each of the Banks and the Agent that they will:

14.1.1	on or before the first Drawdown Date procure that the Earnings Account is opened; and

14.1.2
procure that all moneys payable to the Borrowers in respect of the Earnings shall unless and until the Agent directs to the contrary pursuant to clause 2.1.1 of the Deeds of Covenant be paid to the Earnings Account.

Provided however that if any of the moneys paid to the Earnings Account are payable in a currency other than Dollars, the Borrowers shall instruct the Account Bank to convert such moneys into Dollars at the Account Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Earnings Account: withdrawals

Unless the Banks otherwise agree in writing, neither the Borrowers nor the Corporate Guarantor shall be entitled to withdraw any moneys from the Earnings Account at any time after an Event of Default shall have occurred which is continuing unremedied and unwaived.  The Borrowers shall have unrestricted access to the Earnings Account until the occurrence of an Event of Default which is continuing unremedied and unwaived.

14.3	Application of accounts

At any time after the occurrence of an Event of Default, the Banks may, without notice to the Borrowers, instruct the Account Bank to apply all moneys then standing to the credit of the Earnings Account (together with interest from time to time accruing or accrued thereon) in payment to the Agent and the Agent shall apply the same in or towards satisfaction of any sums due to the Agent and/or the Banks under the Security Documents in the manner specified in clause 13.1.

14.4	Pledging of Account

The Earnings Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted by and the rights conferred by the Account Pledge.

15	Assignment, substitution and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Banks, the Security Trustee, the Arranger, the Agent, the Swap Bank and the Borrowers and their respective successors.

15.2	No assignment by Borrowers

The Borrowers may not assign or transfer any of their rights or obligations under this Agreement or any of the other Security Documents without the prior written consent of the Agent.

15.3	Assignment by Banks

Each Bank may assign all or any part of its rights in respect of its Contribution under this Agreement or under any of the other Security Documents to any of its Related Companies (an “Assignee”) without the prior consent of the Borrowers.

15.4	Substitution

Each Bank may transfer, by way of novation, all or any part of its rights, benefits and/or obligations under this Agreement to any of its Related Companies (a “Substitute without the prior written consent of the Borrowers or to any other Bank or financial institution with the prior written consent of the Borrowers (such consent not to be unreasonably withheld or delayed).  Any such novation shall be effected upon five Banking Days’ prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by such Bank, the Substitute and the Agent (for itself, the Borrowers and the other Creditors).  On the effective date specified in a Substitution Certificate so executed and delivered, to the extent that they are expressed in such Substitution Certificate to be the subject of the novation effected pursuant to this clause 15.4:

15.4.1
the existing parties to this Agreement and the Bank party to the relevant Substitution Certificate shall be released from their respective obligations towards one another under this Agreement (“discharged obligations”) and their respective rights against one another under this Agreement (“discharged rights”) shall be cancelled;

15.4.2
the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Bank party to such Substitution Certificate) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Bank;

15.4.3
the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Bank party to such Substitution Certificate) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Bank; and

15.4.4
in the event any Bank transfers by way of novation all or any part of its rights, benefits and/or obligations under this Agreement to another person, this Agreement and the Security Documents shall remain in full force and effect, and, on the date upon which such novation takes effect, the Substitute shall pay to the Agent for its own account a fee in the sum of one thousand Dollars ($1,000) to be paid by the Substitute and the Bank between them.  The Agent shall promptly notify the other parties hereto of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Borrowers.

15.5	Reliance on Substitution Certificate

The Agent, the other Creditors and the Borrowers shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 15 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Bank and the Substitute and neither the Agent, nor the other Creditors nor the Borrowers shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

15.6	Signing of Substitution Certificate

The Borrowers and each of the other Creditors irrevocably authorise the Agent to countersign each Substitution Certificate on its behalf without any further consent of, or consultation with, the Borrowers or such Creditors (as the case may be).

15.7	Construction of certain references

If any Bank assigns all or any part of its rights or novates all or any part of its rights, benefits and obligations as provided in clause 15.3 or 15.4 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

15.8	Documenting assignments and novations

If any Bank assigns all or any part of its rights or novates all or any part of its rights, benefits and/or obligations as provided in clauses 15.3 or 15.4 the Borrowers jointly and severally undertake, immediately on being requested to do so by the Agent and at the cost of the Bank that has so assigned or novated all or any part of its rights and/or obligations, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Substitute all or the relevant part of such Bank’s interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

15.9	Lending office

Each Bank shall lend through its office at the address specified in Schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement.

15.10	No additional costs

If at the time of, or immediately after, any assignment by a Bank of all or any part of its rights or benefits under this Agreement or any transfer by a Bank of any part of the rights, benefits and/or obligations under this Agreement, the Borrowers would be obliged to pay to the Assignee or Substitute under clause 6.7 or 12.2 any sum in excess of the sum (if any) which it would have been obliged to pay to such Bank under the relevant clause in the absence of such assignment or transfer, the Borrowers shall not be obliged to pay that excess.

15.11	Disclosure of information

Any Bank or the Agent may disclose to a prospective assignee or substitute or transferee or to any other person who may propose entering into contractual relations with such Bank or the Agent in relation to this Agreement such information about the Borrowers as such Bank or the Agent shall consider appropriate, subject to compliance with all applicable banking confidentiality requirements.

16	Agent and Security Trustee

The terms and basis on which the Agent has been appointed by the other Creditors as facility agent and the Security Trustee has been appointed as security agent and trustee respectively are set out in the Agency Agreement including, among other things, the manner in which any decision to exercise any right, powers, discretion or authority or to carry out any duty are to be made between the other Creditors and the Agent or, as the case may be, the Security Trustee.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three Banking Days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:

(a)	if to the Borrowers or any of them at:

c/o MC Shipping Inc.
Gildo Pastor Center
7 rue de Gabian
MC 98000 Monaco

Fax no:	+377 9797 4999
Attn:	Finance Department

(b)	if to the Agent and/or the Swap Bank and/or the and/or the Security Trustee, Arranger and/or the Swap Bank at:

KfW
Palmengartenstrasse 5-9
D60325
Frankfurt am Main
Federal Republic of Germany

Fax No:	+49 69 7431 2944
Attn:	Credit Operations
Shipping X4b1

(c)	if to a Bank, to its address or fax number specified in Schedule 1 or in any relevant Substitution Certificate,

or to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Agent, the Banks, the Swap Bank, the Security Trustee, or any of them to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Banks, the Swap Bank, the Security Trustee, or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.

17.4	Counterparts

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

17.5	Borrowers' obligations

17.5.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly.  Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrowers which were intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrowers (or any of them), whether or not the deficiency is known to any of the Creditors.

17.5.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrowers (or any of them).

17.5.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrowers (or any of them) which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against the other Borrowers (or any of them) on any ground whatsoever, whether or not known to a Creditor including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the other Borrowers (or any of them) (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

17.5.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)
the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable;

(b)
the Agent (acting on the instructions of the Majority Banks) granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.

17.5.5	Recourse to other security

The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against any Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them are, or are to be, a party.

17.5.6	Waiver of Borrowers' rights

Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrowers (or any of them) or any other person liable under the Security Documents;

(b)
demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers (or any of them) or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)	take any steps to enforce any right against the other Borrowers (or any of them) or any other person liable in respect of any such moneys; or

(d)
claim any set-off or counterclaim against the other Borrowers (or any of them) or any other person liable or claiming or proving in competition with any Creditor in the liquidation of the other Borrowers (or any of them) or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers (or any of them) or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers (or any of them) or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.

18	Governing law and jurisdiction

18.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrowers, jointly and severally, agree, for the benefit of the Security Trustee, the Banks and the Agent, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrowers or any of them or any of their assets may be brought in the English courts.  Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers H. Clarkson & Co Ltd. at present of St Magnus House, 3 Lower Thames Street, London EC3R 6HE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Trustee, the Banks and the Agent to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against the Security Trustee, the Banks, the Swap Bank and the Agent arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

The Banks and their Commitments

Name	Address and fax	Commitment ($)
KfW	Palmengartenstrasse 5-9 D60325 Frankfurt am Main Federal Republic of Germany Fax: +49 69 7431 2944	35,000,000
TOTAL		35,000,000

Schedule 2
Form of Drawdown Notice
 (referred to in clause 2.4)

To:	KfW
Palmengartenstrasse 5-9
D60325
Frankfurt am Main
Federal Republic of Germany

[Date]

U.S.$35,000,000 Loan
Loan Agreement dated [•] 2007 (the “Loan Agreement”)

We refer to the above Loan Agreement and hereby give you notice that we wish to draw down the [Grasmere] [Ullswater] [Windermere] Advance, namely $[•] on [•] 2007 and select [a first Interest Period in respect thereof of [•] months] [the first Interest Period in respect thereof to expire on [•]]. The funds should be credited to [name and number of account] with [details of bank in New York [•]]:

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Loan Agreement and (ii) the other Security Documents, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)
the borrowing to be effected by the drawdown of the [Grasmere] [Ullswater] [Windermere] Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)	there has been no material adverse change in our financial position from that described by us to the Agent in the negotiation of the Loan Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of
GRASMERE MARITIME LIMITED

For and on behalf of
ULLSWATER MARITIME LIMITED

For and on behalf of
WINDERMERE MARITIME LIMITED

Schedule 3

Documents and evidence required as conditions precedent to making available the Commitment

 (referred to in clause 9.1)

Part 1

(a)	Constitutional documents

Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

(b)	Corporate authorisations

copies of resolutions of the directors or, as the case may be, the shareholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(a)	being true and correct;

(b)	being duly passed at meetings of the directors and shareholders duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

(c)	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

(d)	Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

(e)	Borrowers’ consents and approvals

a certificate (dated no earlier than the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrowers’ Security Documents;

(f)	Other consents and approvals

a certificate (dated no earlier than five Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

(g)	Certified Underlying Documents

a copy, certified (in a certificate dated no earlier than the date of this Agreement) as a true and complete copy by an officer of the relevant Borrower of each Underlying Document (including, but not limited to, the Charters in respect of any Ship and any novation agreement or addendum in connection with any Charter), each in a form and substance acceptable to the Agent together with evidence satisfactory to the Agent that each such document is in full force and effect and that there have been no breaches of the terms thereof or any default thereunder;

(h)	Security Documents

the Master Swap Agreement, the Swap Assignment, the Account Pledge and the Corporate Guarantee, each duly executed;

(i)	Borrowers' process agent

a letter from each Borrower's agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as such Borrower's agent;

(j)	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings accepting its appointment under each of the Security Documents in which it is or is to be appointed as such Security Party’s agent;

(k)	“Know your customer”, due diligence etc.

evidence that all information required in relation to any Security Party and/or the directors and the ultimate beneficial owners thereof in order for each Bank to complete its due diligence formalities and “know your customer” requirements in accordance with applicable laws, regulations or internal guidelines of such Bank in connection with this Agreement and the other Security Documents has been provided and is satisfactory in all respects to each relevant Bank;

(l)	No litigation or other event

evidence in form and substance satisfactory to the Agent that there is no event or existing or threatened litigation, arbitration or similar proceedings by any person with respect to the transactions contemplated by the Security Documents or which the Agent shall in its sole discretion determine is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, financial condition or otherwise or prospects of the Borrowers or the Borrowers’ Group;

(m)	Additional documents and evidence

to the extent required by any change in applicable law and regulation or any changes in the Agent’s or any Bank’s own internal guidelines since the date on which the applicable documents and evidence were delivered to the Agent and Banks pursuant to clause 8.1.7, such further documents and evidence as the Agent and/or any Bank shall require to identify the Borrowers and the other Security Parties and any other persons involved or affected by the transaction(s) contemplated by this Agreement;  and

(n)	Accounts

evidence that the Earnings Account has been opened, together with duly completed mandate forms in respect thereof.

Part 2

Documents and evidence required as conditions precedent to each Advance being made

(a)	Drawdown Notice

The relevant Drawdown Notice duly executed;

(b)	Conditions precedent

evidence that the conditions precedent set out in Part 1 of Schedule 3 (remain or, as appropriate, will be) fully satisfied;

(c)	Ship conditions

evidence that the Ship relevant to the Advance which is to be made:

(i)	Registration and Encumbrances

is permanently or provisionally registered in the name of the relevant Borrower under the laws and flag of the Flag State through the Registry and that such Ship and its Earnings, Insurances and Requisition Compensation (as defined in the relevant Ship Security Documents) are free of Encumbrances;

(ii)	Classification

maintains the relevant Classification free of all requirements and recommendations of the Classification Society;

(iii)	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship); and

(d)	Title and deletion

evidence that the transfer of title to such Ship from the relevant Seller to the relevant Borrower has been duly recorded with the Registry free from Encumbrances and that the prior registration of such Ship in the name of the relevant Seller has been or, within a period of thirty (30) days following the Delivery Date of such Ship, will be cancelled and that no Encumbrances are registered against such Ship on such prior register;

(e)	Security Documents

the Ship Security Documents for such Ship duly executed;

(f)	Mortgage registration

evidence that the Mortgage over such Ship has been permanently or provisionally registered against such Ship under the laws and flag of the Flag State through the Registry;

(g)	Notices of assignment

copies of duly executed notices of assignment required by the terms of the Ship Security Documents and in the forms prescribed by the relevant Ship Security Documents;

(h)	Liberian opinion

an opinion of Seward and Kissel, special legal advisers on matters of Liberian law to the Agent;

(i)	Dutch Opinion

an opinion of Norton Rose, special legal advisers on matters of Dutch law to the Agent;

(j)	Bahamas opinion

an opinion of Lennox Paton, special legal advisers on matters of Bahamas law to the Agent;

(k)	English opinion

an opinion of Norton Rose special legal advisers on matters of English law to the Agent;

(l)	Further opinions

any such further opinion as may be required by the Agent;

(m)	Security Parties’ process agent

a letter from each Security Party’s agent for receipt of service of proceedings accepting its appointment under each of the Security Documents in which it is or is to be appointed as such Security Party’s agent;

(n)	Insurance opinion

an opinion (at the expense of the Borrowers) from Junge & Co to the Agent, on the insurances effected or to be effected in respect of such Ship upon and following the relevant Drawdown Date;

(o)	Insurance undertakings

confirmations from the relevant P&I Club, War Risks Club, brokers/insurers confirming that Letters of Undertaking will be issued in respect of the relevant Ship in a form and substance acceptable to the Agent in its sole discretion;

(p)	SMC/DOC/ISSC

a copy, certified as a true and complete copy by an officer of the relevant Borrower of the DOC issued to the Operator and the SMC and the ISSC for such Ship;

(q)	Certificates of financial responsibility

a copy of a certificate of financial responsibility in relation to the relevant Ship complying with the requirements of the United States Oil Pollution Act 1990 or the United States Comprehensive Environmental Response Compensation Liability Act 1980 together with evidence of approval thereof by the relevant regulatory authorities or a letter from the relevant Borrower confirming that it is not intended that the Ship trade to the USA, and if it does, the relevant Borrower will ensure compliance with the above regulations;

(r)	Valuations

a valuation (dated not more than sixty (60) days prior to the Drawdown Date of the Advance which is to be made) of the Ship relevant to such Advance by an independent firm of shipbrokers appointed by the Agent and made in the manner specified in clause 8.2.2 demonstrating the market value of such Ship;

(s)	Survey report

a survey report at the expense of the Borrowers  by surveyors appointed by the Agent and dated not earlier than thirty (30) days prior to the Drawdown Date of the Advance which is to be made, evidencing that the Ship relevant to such Advance is seaworthy in every respect;

(t)	Certificate of financial responsibility

a copy of a certificate of financial responsibility in relation to the relevant Ship complying with the requirements of the United States Oil Pollution Act 1990 or the United States Comprehensive Environmental Response Compensation Liability Act 1980 together with evidence of approval thereof by the relevant regulatory authorities or a letter from the relevant Borrower confirming that it is not intended that the Ship trade to the USA, and if it does, the relevant Borrower will ensure compliance with the above regulations;

(u)	Further matters/opinions

any such other matter or further opinion as may be required by the Agent;

(v)	Equity contributions

evidence that the relevant Borrower has deposited into the Earnings Account its equity contribution in order to meet the relevant Contract Price in a manner acceptable to the Agent in its sole discretion and in an amount which when aggregated with the relevant Advance is at least equal to the relevant Contract Price (and payments on account of unbroached bunkers and lubricating oils);

(w)	Material adverse change

evidence satisfactory to the Agent (acting reasonably) that no material adverse change shall have occurred in the business or financial condition of the Borrowers or the Corporate Guarantor from that described to the Agent and/or the Banks in the negotiations of this Agreement which could materially and adversely affect the abilities of the Borrowers or the Corporate Guarantee to comply with their obligations under the Security Document to which they are a party; and

(x)	Fees

evidence that any fees due pursuant to clause 5.1.1 and any commitment commission due pursuant to clause 5.1.3 have been paid in full.

Schedule 4

Form of Substitution Certificate

[Note: Banks are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulation in all applicable jurisdictions.]

To:	KfW on its own behalf, as agent for the Banks party to the Agreement defined below and on behalf of [·] and [·].

Attention:	[Date]
Substitution Certificate

This Substitution Certificate relates to a $35,000,000 Loan Facility Agreement (the “Agreement”) dated [·] 2007 made between GRASMERE MARITIME LIMITED, ULLSWATER MARITIME LIMITED and WINDERMERE MARITIME LIMITED as borrowers, the banks whose respective names and addresses are set out in Schedule 1 thereto as Banks, KfW as Swap Bank, Arranger, Security Trustee and Agent.

1
[name of Existing Bank] (the “Existing Bank”) (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule below; and (b) requests [name of Substitute Bank] (the “Substitute”) to accept by way of novation the portion of such participation specified in the schedule hereto by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2
The Substitute hereby requests the Agent (on behalf of itself, the Borrowers and the Banks and all other parties to the Agency Agreement to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 15.4 of the Agreement, so as to take effect in accordance with the respective terms thereof on [date of transfer] (the “Effective Date”) or on such later date as may be determined in accordance with the respective terms thereof.

3
The Agent (on behalf of itself, the Borrowers, the Banks and all other parties to the Agency Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 15.4 of the Agreement so as to take effect in accordance with the respective terms thereof.

4	The Substitute confirms:

(a)
that it has received a copy of the Agreement and each of the other Security Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

(b)
that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Agreement, the other Security Documents and this Substitution Certificate and has not relied and will not rely on the Existing Bank or the Agent or any statements made by either of them in that respect;

(c)
that it has made and will continue to make its own credit assessment of the Borrowers and has not relied and will not rely on the Existing Bank or the Agent or any statements made by either of them in that respect; and

(d)	that, accordingly, neither the Existing Bank nor the Agent shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters.

5
Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Bank and all other parties to the Agreement that it has power to become party to the Agreement as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6
The Existing Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any of the other Security Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrowers or any other party to the Agreement or any of the other Security Documents or for the performance and observance by the Borrowers or any other such party of any of its obligations under the Agreement or any of the other Security Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7
The Substitute hereby undertakes to the Existing Bank, the Borrowers and the Agent and each of the other parties to the Agreement that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

8	All terms and expressions used but not defined in this Substitution Certificate shall bear the meaning given to them in the Agreement.

9	This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

The Schedule

Commitment: $	Portion Transferred: $
Contribution: $	Portion Transferred: $
Next Interest Payment Date:

Administrative Details of Substitute

Lending Office:
Account for payments:
Telephone:
Telex:
Attention:
[Existing Bank]	[Substitute]
By:	By:
Date:	Date:

The Agent
By:

on its own behalf
and on behalf of the Borrowers and the Banks and all other parties to the Agency Agreement
Date:

Schedule 5

Form of Master Swap Agreement

Schedule 6

Form of Corporate Guarantee

Schedule 7

Form of Mortgage

Schedule 8

Form of Deed of Covenant

Schedule 9

Form of Manager’s Undertaking

Schedule 10

Form of Charter Assignment

Schedule 11

Form of Swap Assignment

Schedule 12

Form of Account Pledge

BORROWERS

SIGNED by	)
for and on behalf of	)
GRASMERE MARITIME LIMITED	)	Attorney-in-Fact
pursuant to a power of attorney	)
dated 2007)

SIGNED by	)
for and on behalf of	)
ULLSWATER MARITIME LIMITED	)	Attorney-in-Fact
pursuant to a power of attorney	)
dated 2007)

SIGNED by	)
for and on behalf of	)
WINDERMERE MARITIME LIMITED	)	Attorney-in-Fact
pursuant to a power of attorney	)
dated 2007)

CREDITORS

BANKS
SIGNED by	)
for and on behalf of	)	Authorised Signatory
KfW	)
as authorised signatories	)
	)	Authorised Signatory

ARRANGER
SIGNED by	)
for and on behalf of	)	Authorised Signatory
KfW	)
as authorised signatories	)
Authorised Signatory

AGENT
SIGNED by	)
for and on behalf of	)	Authorised Signatory
KfW	)
as authorised signatories	)
	)	Authorised Signatory

SECURITY TRUSTEE
SIGNED by	)
for and on behalf of	)	Authorised Signatory
KfW	)
as authorised signatories	)
	)	Authorised Signatory

Dated July 30, 2007

MC SHIPPING INC.	(1)
and
KfW	(2)
(as Security Trustee)

CORPORATE GUARANTEE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	3

3	Payments and Taxes	6

4	Representations and warranties	6

5	Undertakings	9

6	Set-off	12

7	Benefit of this Guarantee	12

8	Notices and other matters	12

9	Law and jurisdiction	14

THIS GUARANTEE is dated	2007 and made BETWEEN:

(1)	MC SHIPPING INC. as guarantor (the “Guarantor”); and

(2)	KfW (the “Security Trustee”) as agent, security agent and trustee, for the benefit of itself and each of the other Creditors (as defined below).

WHEREAS:

(A)
by a facility agreement dated                                                    2007 (the “Facility Agreement”) and made between (1) Grasmere Maritime Limited, Ullswater Maritime Limited and Windemere Maritime Limited as joint and several borrowers (the “Borrowers”), (2) the banks and financial institutions whose names and addresses are set out in Schedule 1 to the Facility Agreement (the “Banks”), (3) KfW as arranger (the “Arranger”), (4) KfW as swap bank (the “Swap Bank”), (5) KfW as agent (the “Agent”), and (6) KfW (the “Security Trustee”) and together with the Agent, Banks, the Arranger and the Swap Bank, the “Creditors” and each a “Creditor”) as agent, security agent and trustee on behalf of the Creditors, the Banks have agreed, upon and subject to the terms and conditions of the Facility Agreement, to make available to the Borrowers as joint and several borrowers, a loan facility of up to thirty five million ($35,000,000) (the “Loan”);

(B)
by a master swap agreement dated                                       2007 and the Schedule thereto made between (1) the Borrowers and (2) the Swap Bank comprising an ISDA Master Agreement in the form or substantially in the form set out as Schedule 5 to the Facility Agreement together with any Confirmations (as defined therein) supplemental thereto (the “Master Swap Agreement”), the Swap Bank agreed the terms and conditions upon which it would enter into an interest rate swap  transaction(s) with the Borrowers in respect of the Loan (whether in whole or in part as the case may be from time to time); and

(C)	the execution and delivery of this Guarantee is one of the conditions precedent to the Banks making their Commitments available under the Facility Agreement.

IT IS AGREED as follows:

Interpretation
Defined expressions
In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Facility Agreement and used in this Guarantee shall have the same meaning where used in this Guarantee.

Definitions
In this Guarantee, unless the context otherwise requires:

“Charters” means:

(a)	in respect of the GRASMERE, the time charter dated 13 June 2007 and made between the Grasmere Borrower and Vitol S.A.;

(b)
in relation to the ULLSWATER, the time charter dated 24 March 1995 and made between the Ullswater Seller and Vitol S.A. supplemented and amended by addendum 1 dated 26 August 1996, addendum 2 dated 19 February 1997, addendum 3 dated 30 July 1998, addendum 4 dated 21 September 1998, addendum 5 dated 24 April 2002, addendum 6 dated 30 January 2006, addendum 7 dated 23 January 2007, addendum 8 dated 20 March 2007, each made between the Ullswater Seller and Vitol S.A. and the triparty agreement dated 13 June 2007 made between the Windermere Seller, the Grasmere Seller, the Ullswater Seller, the Corporate Guarantor and Vitol S.A.; and

(c)	in relation to the WINDERMERE, the time charter dated 13 June 2007 and made between the Windermere Borrower and Vitol S.A,

1

and “Charter” means any of them;

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Guaranteed Liabilities” means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

“Incapacity” means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership); and

“Relevant Jurisdiction” means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected.

Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

Constructions of certain terms
In this Guarantee, unless the context otherwise requires:

references to clauses are to be construed as references to the clauses of this Guarantee;

references to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

words importing the plural shall include the singular and vice versa;

references to a time of day are to London time;

references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

references to any enactment, amended or extended shall be deemed to include reference to such enactment as re-enacted, amended or extended.

Contracts (Rights of Third Parties) Act 1999
No term of this Guarantee is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

2

Guarantee
Covenant to pay
In consideration of the Banks making or continuing loans, advances or guarantees to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers pursuant to the Facility Agreement and for the Swap Bank entering into the Master Swap Agreement, the Guarantor hereby guarantees to pay to the Security Trustee, for the account of the Creditors or any of them, on first demand by the Security Trustee all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers to the Creditors or any of them under or pursuant to the Facility Agreement, the Master Swap Agreement and the other Security Documents when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Creditors or any of them or purchased or otherwise acquired by them or it, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.  Provided however, that the Guarantor will not be obliged or required to pay out any moneys under this Guarantee until the earlier of: (a) the date on which the Charters (or any of them) are terminated (whether by effluxion of time or otherwise), suspended, novated, extended beyond their original term in any way (including by way of any optional extension granted pursuant to the terms of a Charter), or rescinded or (b) 29 February 2008.

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Creditors in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers, the Guarantor or any Collateral Instrument.

Guarantor as principal debtor; indemnity
As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers (or any of them) which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers (or any of them) on any ground whatsoever whether or not known to the Creditors or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers (or any of them) or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers (or any of them)) the Guarantor shall nevertheless be liable to the Creditors in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor was the principal debtor in respect thereof.  The Guarantor hereby agrees to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers (or any of them) to perform or discharge any such purported obligation or liability.

Statements of account conclusive
Any statement of account, signed as correct by an officer of the Security Trustee, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding and conclusive on and against the Guarantor.

No security taken by Guarantor
The Guarantor warrants that it has not taken or received, and undertake that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or receive, the benefit of any security from the Borrowers (or any of them) or any other person in respect of its obligations under this Guarantee.

Interest
The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Facility Agreement which shall apply to this Guarantee mutatis mutandis.  Such interest shall be compounded at the end of each period determined for this purpose by the Security Trustee in the event of it not being paid when demanded but without prejudice to the Creditors’ right to require payment of such interest.

3

Continuing security and other matters
This Guarantee shall:

secure the ultimate balance from time to time owing to the Creditors or any of them by the Borrowers (or any of them) and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Creditors or any of them; and

not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Trustee or any of the other Creditors dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

Liability unconditional
The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

the Incapacity or any change in the name, style or constitution of the Borrowers (or any of them) or any other person liable;

the Security Trustee or any of the other Creditors granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers (or any of them) or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers (or any of them) or any other person liable; or

any act or omission which would not have discharged or affected the liability of any Guarantor had it been a principal debtor instead of a Guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

Collateral Instruments
None of the Creditors shall be obliged to make any claim or demand on the Borrowers (or any of them) or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to them or it before enforcing this Guarantee and no action taken or omitted by the Creditors in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Creditors be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

Waiver of Guarantor’s rights
Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Security Trustee, it will not:

4

exercise its rights of subrogation, reimbursement and indemnity against the Borrowers (or any of them) or any other person liable;

demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Guarantor from the Borrowers (or any of them) or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

take any step to enforce any right against the Borrowers (or any of them)  or any other person liable in respect of any Guaranteed Liabilities; or

claim any set-off or counterclaim against the Borrowers (or any of them) or any other person liable or claim or prove in competition with the Creditors or any of them in the liquidation of the Borrowers (or any of them) or any other person liable or have the benefit of, or share in, any payment from or composition with, the Borrowers (or any of them) or any other person liable or any other Collateral Instrument now or hereafter held by the Creditors for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Security Trustee, it will prove for the whole or any part of its claim in the liquidation of the Borrowers (or any of them) or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Creditors and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Security Trustee shall deem appropriate.

Suspense accounts
Any money received in connection with this Guarantee (whether before or after any Incapacity of the Borrowers (or any of them) or the Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Creditors to prove for the whole of their respective claims against the Borrowers (or any of them) or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Security Trustee may from time to time conclusively determine in its absolute discretion.

Settlements conditional
Any release, discharge or settlement between the Guarantor and any of the Creditors shall be conditional upon no security, disposition or payment to the Creditors by the Borrowers (or any of them) or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Creditors shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

Guarantor to deliver up certain property
If, contrary to clauses 0 or 0, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Security Trustee and shall be delivered to the Security Trustee on demand.

Retention of this Guarantee
The Creditors shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Security Trustee may reasonably determine.

Payments and Taxes
No set-off or counterclaim
All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 0, free and clear of any deductions or withholdings, in Dollars on the due date to the account of the Agent referred to in clause 6.1 of the Facility Agreement.  Save as otherwise expressly provided by the Facility Agreement such payments shall be for the account of the Banks and the Swap Bank and the Security Trustee shall forthwith distribute such payments in like funds as are received by the Security Trustee to the Banks rateably in accordance with their Commitments or Contributions, as the case may be or to the Swap Bank.

5

Grossing up for Taxes
If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of any Creditor (or if the Security Trustee is required to make any such deduction or withholding from a payment to a Creditor), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor shall jointly and severally indemnify each Creditor against any losses or costs incurred by any of them by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Guarantor shall promptly deliver to the Security Trustee any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

Claw-back of Tax benefit
If, following any such deduction or withholding as is referred to in clause 3.2 from any payment by the Borrowers (or any of them), any Creditor shall receive or be granted a credit against or remission for any Taxes payable by it, the relevant Creditor shall, subject to the Borrowers (or any of them) having made any increased payment in accordance with clause 3.2 and to the relevant Creditor can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the relevant Creditor to obtain any other relief or allowance which may be available to it, reimburse the Borrowers (or any of them) with such amounts as the relevant Creditor shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the relevant Creditor (after such reimbursement) in no worse position that it would have been in had there been no such deduction or withholding from the payment by the Borrowers (or any of them) as aforesaid.  Such reimbursement shall be made forthwith upon the relevant Creditor certifying that the amount of such credit or remission has been received by it.  Nothing contained in this Agreement shall oblige relevant Creditor to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrowers (or any of them) shall not, by virtue of this clause 3.3, be entitled to enquire about any Creditor’s (as the case may be) tax affairs.

Representations and warranties

Continuing representations and warranties
The Guarantor represents and warrants that:

Due incorporation
the Guarantor and its Subsidiaries are duly incorporated and validly existing under the laws of the respective countries of their incorporation as limited liability companies and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

Corporate power to Guarantee
the Guarantor has power to execute, deliver and perform its obligations under this Guarantee; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Guarantor to borrow or give guarantees will be exceeded as a result of this Guarantee;

6

Binding obligations
this Guarantee constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

No conflict with other obligations
the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee by the Guarantor will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the Guarantor’s Articles of Incorporation/By-laws/Statutes or other constitutional documents or (d) result in the creation or imposition of or oblige the Guarantor or any of its Subsidiaries to create any Encumbrance on that Guarantor's or its Subsidiaries’ undertakings, assets, rights or revenues;

No litigation
no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor or any of its Subsidiaries which could have a material adverse effect on the business, assets or financial condition of the Guarantor or any of its Subsidiaries;

Financial statements correct and complete
the audited financial statements of the Guarantor, the audited consolidated financial statements of the Guarantor and its Subsidiaries in respect of the financial year ended on 31 December 2006 and the Form 10-Q reports of the Guarantor as delivered to the Security Trustee have been prepared in accordance with generally accepted international accounting principles and practices which have been consistently applied and present fairly and accurately the financial position of the Guarantor and the consolidated financial position of the Guarantor and its Subsidiaries as at such date and the results of the operations of the Guarantor and the consolidated results of the operations of the Guarantor and its Subsidiaries respectively for the financial year or, in the case of the Form 10-Q reports, the financial quarter to which they relate ended on such date and, as at such date, neither the Guarantor nor any of its Subsidiaries had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements;

No filings required
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee and this Guarantee is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

Choice of law
the choice by the Guarantor of English law to govern this Guarantee and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts is valid and binding;

7

No immunity
neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement); and

Consents obtained
every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by of the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the performance by the Guarantor of its obligations under this Guarantee has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

Initial representations and warranties
The Guarantor further represents and warrants that:

No material adverse change
there has been no material adverse change in the financial position of the Guarantor or the consolidated financial position of the Guarantor and its Subsidiaries from that described to the Guarantor in the negotiations of this Guarantee or set forth in the financial statements referred to in clause 0;

Pari passu
the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor with the exception of any obligations which are mandatorily preferred by law and not by contract;

No default under other Indebtedness
neither the Guarantor nor any of its Subsidiaries are (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

Information
the information, exhibits and reports furnished by the Guarantor to the Security Trustee and the other Creditors in connection with the negotiation and preparation of this Guarantee or the other Security Documents to which such Guarantor, is, or is to be, a party are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

No withholding Taxes
no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or under the Security Documents to which, the Guarantor is, or is to be, a party or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or under the Security Documents to which, the Guarantor is, or is to be, a party or any document or instrument to be executed or delivered under this Guarantee or any document or instrument to be executed or delivered thereunder; and

8

No Default
no Default has occurred.

Repetition of representations and warranties
On and as of each day from the date of this Guarantee until all moneys due or owing by the Borrowers under the Facility Agreement, the Master Swap Agreement and/or the other Security Documents and/or by the Guarantor under this Guarantee have been paid in full the Guarantor shall be deemed to repeat the representations and warranties in clause 0 (and so that for this purpose the representation and warranty in clause 0 shall refer to the then latest audited financial statements delivered to the Creditors under clause 0) as if made with reference to the facts and circumstances existing on each such day.

Undertakings
General
The Guarantor undertakes that, from the date of this Guarantee and so long as any moneys are owing under this Guarantee, it will:

Notice of default
promptly inform the Security Trustee of any occurrence of which it becomes aware which might adversely affect the ability of the Guarantor to perform its obligations under this Guarantee and without limiting the generality of the foregoing, will promptly inform the Security Trustee of any Default or of any material litigation, arbitration or similar proceedings affecting the Borrowers and/or the Ships forthwith upon becoming aware thereof and will from time to time, if so requested by the Security Trustee, confirm to the Security Trustee in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing and no material litigation, arbitration or similar proceedings has been commenced by or against the Borrowers and/or the Ships;

Consents and licences
without prejudice to clause 0, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Guarantee;

Pari passu
ensure that its obligations under this Guarantee shall, without prejudice to the provisions of clause 0, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

Financial statements
prepare financial statements of the Guarantor and consolidated financial statements of the Guarantor and its Subsidiaries in accordance with generally accepted international principles and practices consistently applied in respect of each financial year and cause the same to be reported on by its auditors and prepare unaudited financial statements of the Guarantor and unaudited consolidated financial statements of the Guarantor and its Subsidiaries in respect of each quarter on the same basis as the annual statements (Form 10-Q reports in respect of the Guarantor for each quarter (in a form satisfactory to the Security Trustee) shall be acceptable in this respect) and deliver to the Security Trustee as many copies of the same as the Security Trustee may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of audited financial statements) or ninety (90) days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

9

Delivery of reports
deliver to the Security Trustee and each Bank as many copies as they may reasonably require of every report, circular, notice or like document issued by the Guarantor to its shareholders or creditors generally; and

Provision of other information
provide the Security Trustee, the Swap Bank and each Bank with:

(a)	such financial and other information concerning the Guarantor and its affairs as the Security Trustee, the Swap Bank or any Bank may from time to time reasonably require; and

(b)
such documents and evidence as the Security Trustee, the Swap Bank and any Bank shall from time to time require, based on applicable law and regulations from time to time and the Security Trustee, the Swap Bank and such Bank’s own internal guidelines from time to time to identify the Guarantor and any other persons involved or affected by the transaction(s) contemplated by this Guarantee.

Negative undertakings
The Guarantor undertakes that from the date of this Guarantee and so long as any moneys are owing under this Guarantee it will not, without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed):

Disposals
and will procure that none of its Subsidiaries will, sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 0 material in the opinion of the Agent in relation to the undertakings, assets, rights and revenues of such Guarantor and its Subsidiaries taken as a whole) of its present or future undertakings, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

Constitutional documents
agree to any change to its Articles of incorporation/By-laws/statues or other constitutional documents; and

Ownership
(c)	permit any change in the legal and beneficial ownership of the shares in the Borrowers; or

(d)
permit any change in the majority shareholders of the Guarantor from that disclosed to the Agent on or before the date of this Guarantee save that no such consent shall be required if the Guarantor shall become a Subsidiary of Bear Stearns Merchant Manager III, L.P. and the Agent’s consent to a future transfer of shares in the Guarantor that would result in the Guarantor ceasing to be a Subsidiary of Bear Stearns Merchant Manager III, L.P.  shall not be unreasonably withheld or delayed.

Financial Undertakings
The Guarantor further undertakes with the Security Trustee that, from the date of this Guarantee and so long as any moneys are owing under this Guarantee:

10

the ratio of the Guarantor’s and its Subsidiaries’ consolidated EBITDA to Interest expense shall never fall below 2:1;

the value of the Guarantor’s Net Worth shall never fall below $30,000,000; and

the Guarantor shall have a minimum Cash of $5,000,000,
For the purposes of this clause 5.3 the terms: (a) “Net Worth” means the aggregate of the Guarantor’s Total Assets less the Guarantor’s Total Liabilities as each such term is respectively determined in accordance with the audited and unaudited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Security Trustee under clause 0; (b) “EBITDA” means the earnings of the Guarantor before interest, taxes, depreciation and amortization as determined in accordance with the audited and unaudited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Security Trustee under clause 5.1.4; (c) “Interest expense” shall be determined in accordance with the audited and unaudited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Security Trustee under clause 5.1.4; and (d) “Cash” means “cash” as determined in accordance with the audited and unaudited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Security Trustee under clause 5.1.4.

For the avoidance of doubt where reference is made in this clause 5.3 to calculations being made in accordance with the audited and unaudited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Security Trustee under clause 5.1.4, the first such calculations shall be made on the basis of the audited consolidated financial statements of the Guarantor and its Subsidiaries in respect of the financial year ended 31 December 2006, and in the event that the Guarantor shall ever change the basis of calculation or the accounting basis of its audited or unaudited consolidated financial statements (whether in form or substance) the calculations set out in this clause 5.3 shall be made by the Security Trustee in the manner which in the reasonable opinion of the Security Trustee resembles most closely that evidenced by the audited consolidated financial statements delivered to the Security Trustee in respect of the financial year ended on 31 December 2006.

Compliance certificate
The Guarantor undertakes that, from the date of this Guarantee and so long as moneys are owing under this Guarantee, it will deliver to the Security Trustee, together with the audited and unaudited financial statements prepared pursuant to clause 5.1.4 in respect of each financial quarter or financial year (as the case may be) to which such certificate relates, for distribution to the Banks, sufficient copies for all the Banks of a written certificate from the finance director (or equivalent) of the Guarantor certifying:

(e)
the amount of (i) EBITDA and Interest expense determined for the proposal clause 5.3.1, (ii) the value of the Net Worth for the purposes of clause 5.3.2 and (iii) the amount of the Cash determined for the purposes of clause 5.3.3, in each case, on the basis (inter alia) of the assets and liabilities shown in the latest audited or, as the case may be, unaudited financial statements of the Guarantor to be produced pursuant to clause 5.1.4 at such date; and

(f)	that the Guarantor is in compliance with its obligations in clause 5.3 (or, if it was not in compliance, indicating the extent of the breach).

Each such certificate to be provided hereunder shall be accompanied by adequate information supporting the values so placed on the various assets.

Set-off
The Guarantor authorises each Bank and the Swap Bank to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with such Bank and the Swap Bank at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to such Bank or the Swap Bank under this Guarantee.  For this purpose each Bank and the Swap Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.  Neither the Bank nor the Swap Bank shall be obliged to exercise any right given to it by this clause 6.  Each Bank and the Swap Bank shall notify the Security Trustee and the Guarantor forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Security Trustee shall inform the other Creditors.

11

Benefit of this Guarantee
Benefit and burden
This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Security Trustee, for the benefit of itself and each of the other Creditors and their respective successors in title and (in the case of the Banks) their Assignees and Substitutes.  The Guarantor expressly acknowledges and accepts the provisions of clause 15 of the Facility Agreement and agree that any person in favour of whom an assignment or a transfer is made in accordance with such clause shall be entitled to the benefit of this Guarantee.

Changes in constitution or reorganisation of Creditors
For the avoidance of doubt and without prejudice to the provisions of clause 0, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of the Creditors or any of them or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Creditors in the same manner as if such assignee, transferee or other successor in title had been named in this Guarantee as a party instead of, or in addition to, the relevant Creditor, as the case may be.

No assignment by Guarantor
The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

Disclosure of information
Any Creditor may disclose to a prospective assignee or transferee or to any other person who may propose entering into contractual relations with such Creditor in relation to the Facility Agreement such information about the Guarantor as such Creditor shall consider appropriate provided such prospective assignee, substitute or transferee enters into a confidentiality agreement with the Security Trustee and the Creditors in relation to such information.

Notices and other matters
Notice
Every notice, request, demand or other communication under this Guarantee shall:

be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

be deemed to have been received, subject as otherwise provided in this Guarantee, in the case of a letter, when delivered personally or three days after it has been put into the post, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that, if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

be sent:

(g)	to the Guarantor at:

Gildo Pastor Center
7 rue du Gabion
MC 98000
Monaco

Fax:	+377 9797 4999
Attention: Finance Department

12

(h)	to the Security Trustee at:

KfW
Palmengartenstrasse 5-9, D60325
Frankfurt am Main
Federal Republic of Germany

Fax:	+49 69 7431 2944
Attention:	Credit Operations
Shipping X4b1

or to such other address or facsimile number as is notified by the Guarantor or the Security Trustee to the other parties to this Guarantee.

No implied waivers, remedies cumulative
No failure or delay on the part of the Creditors or any of them to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Trustee or the other Creditors or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

English translations
All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors shall be entitled to rely.

Other guarantors
The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other Guarantee or assurance under or pursuant to the Facility Agreement may not do so or may not be effectually bound and notwithstanding that such other Guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Creditors or any of them.

Expenses
The Guarantor agrees to reimburse the Creditors or any of them on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Creditors or any of them in relation to the enforcement of this Guarantee against the Guarantor.

Partial Invalidity
If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

Counterparts
This Guarantee may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

13

Law and jurisdiction

Law
This Guarantee is governed by and shall be construed in accordance with English law.

Submission to jurisdiction
The Guarantor agrees for the benefit of the Creditors that any legal action or proceedings arising out of or in connection with this Guarantee against the Guarantors or any of them or any of its assets may be brought in the English courts, irrevocably and unconditionally submit to the jurisdiction of such courts and irrevocably designates, appoints and empowers H. Clarkson & Co. Ltd of St Magnus House, 3 Lower Thames Street, London EC3R 6HE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The Guarantor further agrees that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Guarantor may have against the Creditors arising out of or in connection with this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

SIGNED, SEALED and DELIVERED	)
as a DEED	)
by	)
for and on behalf of	)
MC SHIPPING INC.	)
pursuant to a power of attorney	)
dated 2007)		Attorney-in-Fact
in the presence of:	)

Witness

Name:

Address:

Occupation:

SIGNED, SEALED and DELIVERED	)
as a DEED by	)
for and on behalf of	)	Authorised Signatory
KfW	)
as authorised signatories	)
in the presence of:	)	Authorised Signatory

Witness

Name:

Address:

Occupation:

14